Exhibit 4.1

Execution Version

PHINIA INC.,
as Issuer

and

the Guarantors from time to time parties hereto

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

INDENTURE

DATED AS OF SEPTEMBER 17, 2024

6.625% Senior Notes due 2032

TABLE OF CONTENTS

-i-

-ii-

Section 704.	Not Responsible for Recitals or Issuance of Notes	86
Section 705.	May Hold Notes	86
Section 706.	Money Held in Trust	86
Section 707.	Compensation and Reimbursement	86
Section 708.	Conflicting Interests	87
Section 709.	Corporate Trustee Required; Eligibility	87
Section 710.	Resignation and Removal; Appointment of Successor	88
Section 711.	Acceptance of Appointment by Successor	89
Section 712.	Merger, Conversion, Consolidation or Succession to Business	89
Section 713.	Preferential Collection of Claims Against the Company	89
Section 714.	Appointment of Authenticating Agent	89

ARTICLE VIII HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND THE COMPANY		90

Section 801.	The Company to Furnish Trustee Names and Addresses of Holders	90
Section 802.	Preservation of Information; Communications to Holders	90

ARTICLE IX AMENDMENT, SUPPLEMENT OR WAIVER		90

Section 901.	Without Consent of Holders	90
Section 902.	With Consent of Holders	91
Section 903.	Execution of Amendments, Supplements or Waivers	92
Section 904.	Revocation and Effect of Consents	93
Section 905.	[Reserved]	93
Section 906.	Notation on or Exchange of Notes	93

ARTICLE X REDEMPTION OF NOTES		93

Section 1001.	Applicability of Article	93
Section 1002.	[Reserved].	93
Section 1003.	Election to Redeem; Notice to Trustee	93
Section 1004.	Selection by Trustee of Notes to Be Redeemed	93
Section 1005.	Notice of Redemption	94
Section 1006.	Deposit of Redemption Price	95
Section 1007.	Notes Payable on Redemption Date	95
Section 1008.	Notes Redeemed in Part	95
Section 1009.	Optional Redemption	95

ARTICLE XI SATISFACTION AND DISCHARGE		97

Section 1101.	Satisfaction and Discharge of Indenture	97
Section 1102.	[Reserved]	98
Section 1103.	Application of Trust Money	98

ARTICLE XII LEGAL DEFEASANCE AND COVENANT DEFEASANCE		98

Section 1201.	The Company’s Option to Effect Legal Defeasance or Covenant Defeasance	98
Section 1202.	Defeasance and Discharge	98
Section 1203.	Covenant Defeasance	99
Section 1204.	Conditions to Legal Defeasance or Covenant Defeasance	99

-iii-

Section 1205.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	101
Section 1206.	Reinstatement	101
Section 1207.	Repayments to the Company	101

ARTICLE XIII SUBSIDIARY GUARANTEES		101

Section 1301.	Guarantees Generally.	101
Section 1302.	Continuing Guarantees	103
Section 1303.	Release of Subsidiary Guarantees	103
Section 1304.	[Reserved].	104
Section 1305.	Waiver of Subrogation	104
Section 1306.	Notation Not Required	104
Section 1307.	Successors and Assigns of Guarantors	104
Section 1308.	Execution and Delivery of Subsidiary Guarantees	104
Section 1309.	Notices	104

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Beneficial Ownership
Exhibit C	Form of Regulation S Certificate
Exhibit D	Form of Supplemental Indenture in Respect of Subsidiary Guarantees
Exhibit E	Form of Certificate from Acquiring Institutional Accredited Investors

-iv-

INDENTURE, dated as of September 17, 2024 (as amended, supplemented or otherwise modified from time to time, this “Indenture”), among PHINIA Inc., a Delaware corporation, as issuer, the Guarantors (as defined herein) from time to time party hereto, and U.S. Bank Trust Company, National Association, as Trustee (as defined herein).

W I T N E S S E T H

WHEREAS, the Company (as defined herein) has duly authorized the creation of an issue of $450,000,000 aggregate principal amount of the Company’s 6.625% Senior Notes due 2032 (the “Initial Notes”);

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture;

NOW, THEREFORE, the Company, each Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein):

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 101.     Definitions.

“Accounts Receivable Entity” means a Person, including, without limitation, a Subsidiary of the Company, whose operations consist solely of owning and/or selling accounts receivable of the Company and its Subsidiaries and engaging in other activities in connection with transactions that are Permitted Receivables Financings.

“Acquired Indebtedness” means Indebtedness of (A) the Company or any Restricted Subsidiary incurred to finance or refinance, or otherwise incurred in connection with, any acquisition of any assets (including Capital Stock), business or Person, or any merger, amalgamation or consolidation of any Person with or into the Company or any Restricted Subsidiary, or (B) any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed by the Company or any Restricted Subsidiary in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

“Additional Notes” means any additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 301, 303 and 407.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Applicable Premium” means, at any Redemption Date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note on October 15, 2027 (such redemption price being that described in Section 1009) plus (2) all required remaining scheduled interest payments due on such Note through October 15, 2027 (but excluding accrued and unpaid interest to, but not including, the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such Redemption Date; and, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than the granting of a Lien in accordance with this Indenture) for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

(1)          a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than the greater of (a) $65.0 million and (b) 2.0% of Consolidated Net Tangible Assets;

(2)          the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by Section 501;

(3)          any Restricted Payment made in accordance with Section 409 or any Permitted Investment;

(4)          sales or contributions of accounts receivable and related assets pursuant to a Permitted Receivables Financing made in accordance with Section 407;

(5)          sales or dispositions of (i) surplus, obsolete, used, damaged or worn-out property or equipment in the ordinary course of business (whether now owned or hereafter acquired), (ii) property no longer used or useful in the conduct of business of the Company and its Restricted Subsidiaries and (iii) property or equipment that is otherwise economically impracticable to maintain;

(6)          the sale or other disposition of cash or Cash Equivalents on Investment Grade Securities;

(7)          surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(8)         the grant in the ordinary course of business of any license of patents, trademarks, know-how,  registrations therefor and other intellectual property, including, but not limited to, grants of franchises or licenses, franchise or license master agreements and/or area development agreements;

(9)        any disposition arising from foreclosure, casualty, condemnation or any similar action or transfers by reason of eminent domain, expropriation, taking, sale or other disposition of assets (including any receipt of proceeds related thereto) by any Governmental Authority;

(10)        the issuance by a Restricted Subsidiary of Preferred Stock that is permitted by Section 407;

(11)        dispositions in connection with the granting of a Lien in accordance with this Indenture and the involuntary foreclosure upon any assets of the Company or any Restricted Subsidiary pursuant to any Lien granted in accordance with this Indenture;

(12)        the disposition the Capital Stock or assets of an Immaterial Domestic Subsidiary;

(13)        dispositions of assets acquired as part of any acquisition that the Company or any Restricted Subsidiary disposes as part of its integration efforts relating to such acquisition;

(14)        [reserved];

(15)        termination of non-speculative any Hedging Obligations;

(16)        [reserved];

(17)        [reserved];

(18)        (i) the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business and (ii) the termination of rights under any lease, sublease, license, sublicense, concession or other agreement;

(19)        to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(20)      any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (other than an Unrestricted Subsidiary, the primary assets of which are cash and/or Cash Equivalents or Investment Grade Securities) or any other disposition of such Unrestricted Subsidiary or any disposition of assets of such Unrestricted Subsidiary;

(21)        dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(22)        the sale, discount or forgiveness of accounts receivable or notes receivable in the ordinary course of business or in connection with the collection or compromise thereof or the conversion of accounts receivable to notes receivable;

(23)        the abandonment of intellectual property rights in the ordinary course of business which in the reasonable good faith determination of the Company are uneconomical or not material to the conduct of the business of the Company and the Restricted Subsidiaries taken as a whole;

(24)       sales, transfers and other dispositions of Investments in Joint Ventures or any Subsidiary that is not a Wholly Owned Restricted Subsidiary to the extent required by, or made pursuant to, customary buy/sell arrangements between the Joint Venture or similar parties set forth in the relevant Joint Venture arrangements and/or similar binding arrangements;

(25)        any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Leaseback Transactions and asset securitizations, in each case, permitted by this Indenture; and

(26)        the disposition of any assets made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Company to consummate any acquisition permitted under this Indenture.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 714 to act on behalf of the Trustee to authenticate Notes.

“Bankruptcy Code” means Title 11 of the United States Code, as now constituted or hereafter amended.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which a Paying Agent maintains its office).

“Capital Markets Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC, or (c) a private placement to institutional investors.  For the avoidance of doubt, the term “Capital Markets Indebtedness” does not include any Indebtedness under commercial bank facilities, Indebtedness incurred in connection with a Sale and Leaseback Transaction, Indebtedness incurred in the ordinary course of business of the Company, Capitalized Lease Obligations or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” means (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP, other than any operating lease that would not be required to be capitalized and reflected as a liability on a balance in accordance with GAAP prior to December 31, 2018.

“Cash Equivalents” means: (1) (a) U.S. dollars and Canadian dollars, (b) pounds sterling, euro, or any national currency of any participating member state of the European Union and (c) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business; (2) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (3) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s; (4) commercial paper maturing no more than 24 months from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s; (5) demand and time deposit accounts, certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $100.0 million; (6) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) through (4) above entered into with any bank meeting the qualifications specified in clause (5) above; (7) Indebtedness issued by Persons with a rating of “A” or higher from S&P, “A2” or higher from Moody’s or “A” or higher from Fitch (or reasonably equivalent ratings of another internationally recognized ratings agency) with maturities of one year or less from the date of acquisition and in each case in a currency permitted under clause (1)(a) or (1)(b) above; (8) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AA- (or the equivalent thereof) or better by S&P, Aa3 (or the equivalent thereof) or better by Moody’s or AA- (or the equivalent thereof) or better by Fitch, and in each case in a currency permitted under clause (1)(a) or (1)(b) above; (9) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (8) above; (10) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the Commission under the Investment Company Act of 1940, as amended; and (11) solely in respect of the ordinary course cash management activities of the Foreign Subsidiaries of the Company, equivalents of the investments described in clause (2) above to the extent guaranteed by any member state of the European Union or the country in which the applicable Foreign Subsidiary operates and equivalents of the investments described in clause (5) above issued, accepted or offered by any commercial bank organized under the laws of a member state of the European Union or the jurisdiction of organization of the applicable Foreign Subsidiary having at the date of acquisition thereof combined capital and surplus of not less than $100.0 million.

“Cash Management Obligations”: the collective reference to any obligation of the Company or any of its Subsidiaries in respect of (i) overdrafts and related liabilities that arise from treasury services, depositary services, cash pooling services or cash management services (including, without limitation, check drawing and automated payment services (including depository, overdraft, controlled disbursements, automated clearinghouse transactions, return items, netting, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management or any similar transactions), (ii) credit, debit, travel and expense, corporate purchasing, merchant, stored value and/or other purchasing cards (including, without limitation, the processing of payments and other administrative services with respect thereto), (iii) dealer incentive, supplier finance or similar programs, current account facilities, (iv) other banking products or services as may be requested by the Company or any Restricted Subsidiary (other than letters of credit and other than loans and advances except indebtedness arising from services described in clauses (i) through (iv) of this definition) and (v) Supplemental Banking Services Obligations.

“CFC” means a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holding Company” means any Person that owns no material assets other than the Capital Stock, or Capital Stock and Indebtedness, of (x) one or more direct or indirect CFCs or (y) one or more other CFC Holding Companies; provided, for the avoidance of doubt, that an entity shall not cease to be a CFC Holding Company by virtue of temporarily holding cash as long as it promptly distributes such cash to its owners or contributes such cash to one or more of the CFCs or CFC Holding Companies that it owns.

“Change of Control” means the occurrence of one or more of the following events:

(i)          any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (provided that a merger or consolidation of the Company shall not be deemed to be the sale, lease, exchange or transfer of all or substantially all of the assets of the Company) to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

(ii)          the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); or

(iii)       any Person or Group shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

“Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary of the Company designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of the commodities at the time used in the ordinary course of business of the Company or any of its Restricted Subsidiaries and not for speculative purposes.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means PHINIA Inc., a Delaware corporation, and any successor in interest thereto.

“Company Request” and “Company Order” mean, respectively, a written request, order or consent signed in the name of the Company by an Officer of the Company.

“Consolidated EBITDA” means, with respect to the Company, for any period, the sum (without duplication) of:  (1) Consolidated Net Income; and (2) to the extent Consolidated Net Income has been reduced thereby: (A) provision for taxes based on income, profits, capital or assets, including, without limitation, federal, state, local, provincial, foreign, excise, franchise, property and similar taxes and foreign withholding taxes and foreign unreimbursed value added taxes (including, in each case, any future taxes or other levies that replace or are intended to be in lieu of taxes, and any penalties and interest related to such taxes or arising from tax examinations) of or with respect to the Company and the Restricted Subsidiaries expensed or accrued in accordance with GAAP for such period; (B) Consolidated Interest Expense, write-off of debt discount and debt issuance costs and commissions, discounts, premiums and other fees, charges and expenses associated with the incurrence, purchase, redemption, termination or modification of Indebtedness and Hedging Obligations (including with respect to the Notes and the transactions in connection therewith); any interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP); (C) Consolidated Non-cash Charges; (D) transaction fees, costs and expenses (including rationalization, legal, tax, consulting, advisory and structuring fees, costs and expenses) incurred in connection with the consummation of any Specified Transaction permitted under this Indenture (or any Specified Transaction proposed and not consummated); (E) the amount of any minority and/or non-controlling interest expense consisting of Subsidiary income attributable to minority and/or non-controlling equity interests of third parties in any non-Wholly Owned Restricted Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; (F) losses, charges, costs and expenses incurred in connection with discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, such losses shall be added back in the calculation of Consolidated EBITDA only when and to the extent such operations are actually disposed of), restructurings, casualty and condemnation events, and dispositions consummated outside the ordinary course of business; (G) restructuring charges and related charges, the amount of any costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings (including sourcing), operating expense reductions, operating improvements, product margin synergies and product cost and other synergies and similar initiatives, integration, transition, reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, restructuring costs (including those related to tax restructurings), charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, business optimization and other restructuring costs, charges, accruals, reserves and expenses (including, without limitation, inventory and business optimization programs, the opening and pre-opening, closure, relocation and/or consolidation of facilities and locations, unused warehouse space costs, costs related to entry into new markets, unused warehouse space costs, and consulting and other professional fees, signing or retention costs, retention or completion charges or bonuses, relocation expenses, recruitment expenses (including headhunter fees and relocation expenses) severance payments, earnout payments, curtailments and modifications to or losses on settlement of pension and post-retirement employee benefit plans, excess pension charges, contract termination costs, future lease commitments, system establishment costs and implementation costs and project startup costs and expenses attributable to the implementation of cost savings initiatives and professional and consulting fees incurred in connection with any of the foregoing); and (H) pro forma adjustments, pro forma cost savings, operating expense reductions, operating improvements and synergies, in each case, related to any Specified Transaction consummated by the Company or any of its Restricted Subsidiaries and projected by the Company in good faith to result from actions taken or expected to be taken (in the good faith determination of the Company) within 24 months after the date any such Specified Transaction is consummated, and any “run rate” cost savings, operating expense reductions, operating improvements and synergies projected by the Company in good faith to result from actions either taken or expected to be taken within 24 months after the date of determination to take such action; provided that (i) such cost savings, operating expense reductions, operating improvements and synergies are reasonably identifiable and factually supportable, (ii) no cost savings, operating expense reductions, operating improvements or synergies shall be added pursuant to this clause (H) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are included in clause (A) through (G) above (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken), and (iii) the share of any such cost savings, operating expense reductions, operating improvements and synergies with respect to a Joint Venture that are to be allocated to the Company or any of the Subsidiaries shall not exceed the total amount thereof for any such Joint Venture multiplied by the percentage of income of such Joint Venture expected to be included in Consolidated EBITDA for the relevant period; provided that the aggregate amount of all adjustments pursuant to this clause (H) shall not exceed 25% of Consolidated EBITDA for any period (such percentage, in each case, calculated before any amounts are added to Consolidated EBITDA pursuant to this clause (H)); less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the four full fiscal quarters for which financial statements are available (the “Four Quarter Period”) immediately prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of the Company for the Four Quarter Period.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)
the incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)
any Specified Transaction occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date as if such Specified Transaction occurred on the first day of the Four Quarter Period.

In addition, for purposes of this definition:

(A)
if since the beginning of such Four Quarter Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, amalgamation, merger, consolidation, discontinued operation or operational change that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such transaction had occurred at the beginning of the applicable Four Quarter Period;

(B)
interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

(C)	interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period;

(D)
interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(E)
if interest on any Indebtedness actually incurred or outstanding on the Transaction Date is determined, or may optionally be determined, at an interest rate based upon a factor of a prime or similar rate, a term secured overnight financing rate or another benchmark rate, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(F)
notwithstanding clause (D) or (E) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum in effect on the Transaction Date resulting after giving effect to the operation of such agreements on such date.

“Consolidated Fixed Charges” means, with respect to the Company for any period, the sum, without duplication, of: (1) Consolidated Interest Expense, plus (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company or any Restricted Subsidiary paid, accrued and/or scheduled to be paid or accrued during such period (other than dividends paid in Qualified Capital Stock) multiplied by (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of the Company, expressed as a decimal.

“Consolidated Intangible Assets” means the consolidated intangible assets of the Company and its  Restricted Subsidiaries, as shown on the consolidated balance sheet of the Company as of the most recently  completed fiscal quarter for which financial statements are available. As used herein, “intangible assets” means the value (net of any applicable reserves) as shown on such balance sheet of (i) all patents, patent rights, trademarks,  trademark registrations, servicemarks, trade names, business names, brand names, copyrights, designs (and all  reissues, divisions, continuations and extensions thereof), or any right to any of the foregoing, (ii) goodwill and (iii)  all other intangible assets.

“Consolidated Interest Expense” means, with respect to the Company for any period, the sum of, without duplication: (1) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation, (A) any amortization of original issue discount, (B) the net costs under Interest Swap Obligations, (C) all capitalized interest, and (D) the interest portion of any deferred payment obligation; (2) the interest component of Capitalized Lease Obligations accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and (3) to the extent not included in clause (1) above, factoring discounts and net losses relating to sales of accounts receivable pursuant to Permitted Receivables Financings during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom:

(1)          after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

(2)        extraordinary, non-recurring or unusual gains, income, losses or expenses (determined on an after-tax basis) (including severance, relocation costs, integration costs, consolidation and costs related to the opening, closure, relocation and/or consolidation of facilities, signing, retention or completion costs and bonuses, recruiting costs, recruiting and hiring bonuses, transition costs, costs incurred in connection with acquisitions (whether or not consummated) after the Issue Date, including integration costs);

(3)         any non-cash compensation expense incurred for grants and issuances of stock appreciation or similar rights, stock options, restricted shares or other rights or Equity Interests to officers, directors and employees of the Company and its Subsidiaries (including any such grant or issuance to a 401(k) plan or other retirement benefit plan);

(4)         the net income (but not loss) of any Restricted Subsidiary (other than a Guarantor) to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise unless actually distributed;

(5)          the net income (loss) of any Person, other than a Restricted Subsidiary, except in the case of net income to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

(6)         income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) from and after the date that such operation is classified as discontinued;

(7)         in the case of a successor to the Company by consolidation or merger or as a transferee of the Company’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(8)          write-downs resulting from the impairment of goodwill or intangible assets;

(9)         the amount of amortization or write-off of deferred financing costs and debt issuance costs of the Company and its Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and its Restricted Subsidiaries prior to the Stated Maturity thereof pursuant to the agreements governing such Indebtedness;

(10)       any and all costs, expenses, fee, fines, penalties, judgments, legal settlements and other amounts associated with any restructuring, litigation, claim, proceeding or investigation related to or undertaken by the Company or any of its Restricted Subsidiaries and included in the Company’s audited financial statements prepared in accordance with GAAP, together with any related provision for taxes;

(11)        the net income for such period shall not include the cumulative effect of a change in accounting principles or policies during such period;

(12)       effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in the Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, deferred rent, deferred trade incentives and other lease-related items and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or the amortization or write-off or removal of revenue otherwise recognizable on any amounts thereof, net of taxes, shall be excluded or added back in the case of lost revenue;

(13)      (i) any fees, commissions and expenses incurred during such period, or any amortization or write-off thereof for such period in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded, and (ii) accruals and reserves that are established or adjusted within 12 months after the date of any acquisition or other similar Investment, in each case, in accordance with GAAP or as a result of the adoption or modification of accounting policies, shall be excluded;

(14)       any unrealized or realized net gain or loss resulting from currency translation or transaction gains or losses impacting net income (including currency remeasurements of Indebtedness) and any foreign currency translation or transaction gains or losses shall be excluded, including those resulting from intercompany Indebtedness;

(15)      any unrealized net gains and losses resulting from Hedging Obligations in accordance with GAAP or any other derivative instrument pursuant to the application of Accounting Standards Codification Topic Number 815 “Derivatives and Hedging” shall be excluded;

(16)       to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a good faith determination that it expects to receive reimbursement within 365 days (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), the amount of any fee, cost, expense or reserve with respect to liability or casualty events or business interruption shall be excluded.

“Consolidated Net Tangible Assets” means, on any date of determination, the excess of Consolidated Total Assets over Consolidated Intangible Assets.

“Consolidated Non-cash Charges” means, with respect to the Company, for any period, the aggregate depreciation, amortization and all other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash payments for any future period).

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness of the Company and the Restricted Subsidiaries that is secured by Liens as of such date minus the aggregate amount of unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries at such time to (b) the aggregate amount of Consolidated EBITDA of the Company during the Four Quarter Period immediately prior to the Transaction Date for which financial statements are available, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

 “Consolidated Total Assets” means the total assets of the Company and its Restricted Subsidiaries, as shown on the consolidated balance sheet of the Company as of the most recently completed fiscal quarter for which financial statements are available.

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness of the Company and the Restricted Subsidiaries as of such date minus the aggregate amount of unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries at such time to (b) the aggregate amount of Consolidated EBITDA of the Company during the Four Quarter Period immediately prior to the Transaction Date for which financial statements are available, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (and excluding (x) any undrawn letters of credit and (y) all obligations relating to Permitted Receivables Financings) and (2) the aggregate amount of all outstanding Disqualified Capital Stock of the Company and all Disqualified Capital Stock and Preferred Stock of the Restricted Subsidiaries (excluding items eliminated in consolidation), with the amount of such Disqualified Capital Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, in each case determined on a consolidated basis in accordance with GAAP.

For purposes of this definition of Consolidated Total Indebtedness, the “Maximum Fixed Repurchase Price” of any Disqualified Capital Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on the applicable date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company.

“Credit Agreement” means the Credit Agreement, dated as of July 3, 2023, among the Company, the Guarantors, the lenders party thereto from time to time in their capacities as lenders thereunder and Bank of America, N.A., as administrative agent, swing line lender and an L/C issuer, as amended by Amendment No. 1, dated as of April 4, 2024, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time in accordance with their terms, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 407 (including the definition of “Permitted Indebtedness”)) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Credit Agreement Agent” means the administrative agent under the Credit Agreement.

“Credit Facilities” means one or more debt facilities (including the Credit Agreement and the Secured Notes) or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to Special Purpose Entities formed to borrow from lenders against such receivables) or letters of credit, or any indentures, debt securities or other form of debt financing (including convertible or exchangeable debt instruments), in each case, as amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice of both would be, an Event of Default.

“Depositary” means DTC, its nominees and successors.

“Delaware LLC Division” means the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption, repurchase of, or collection or payment on, such Designated Non-cash Consideration.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (excluding any transactions similar to an Excess Proceeds Offer or Change of Control Offer), pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Indebtedness, or is redeemable or exchangeable for Indebtedness, at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized under the laws of the United States or any State thereof or the District of Columbia.

“DTC” means The Depository Trust Company or any successor thereto.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock, including any Permitted Convertible Indebtedness until such Permitted Convertible Indebtedness has been converted pursuant to the terms thereof).

“Equity Offering” means any public or private sale of the Common Stock of the Company, other than any public offering with respect to the Company’s Common Stock registered on Form S-8 or other issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Subsidiary” means (a) any Immaterial Domestic Subsidiary, (b) any Accounts Receivable Entity, not-for-profit Subsidiary, captive insurance company or other Special Purpose Entity, (c) any CFC Holding Company, (d) any (i) Foreign Subsidiary or (ii) Domestic Subsidiary of a Foreign Subsidiary that is a CFC, (e) any Subsidiary that is not a Wholly Owned Restricted Subsidiary; provided that an existing Guarantor shall not be released from its Subsidiary Guarantee and shall not be considered an Excluded Subsidiary solely as a result of such Guarantor becoming a non-Wholly Owned Restricted Subsidiary if as a result of (A) a disposition or issuance of Equity Interests of such Subsidiary, in either case, to a person that is an Affiliate of the Company or (B) any transaction entered into primarily for the purpose of such Subsidiary ceasing to constitute a Guarantor, (f) any Subsidiary that is prohibited from providing a Subsidiary Guarantee in respect of the Notes Obligations by (i) any provision of any agreement, instrument or other undertaking to which such Subsidiary is a party or by which it or any of its assets or property is bound existing on the date such Person became a Subsidiary; provided that such provision is not entered into for the purpose of qualifying as an “Excluded Subsidiary” under this Indenture or (ii) applicable law, (g) any Subsidiary that would require the consent, approval, license or authorization of any third party (other than the Company or any of its Subsidiaries) in order to provide a Subsidiary Guarantee in respect of the Notes Obligations pursuant to any agreement, instrument or other undertaking referred to in clause (f)(i) above or applicable law (in each case, to the extent such consent, approval, license or authorization has not been received), (h) prior to the consummation of a merger transaction, any Subsidiary that is newly formed for the purpose of consummating such merger transaction pursuant to an acquisition permitted by this Indenture, which Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it substantially contemporaneously with the closing of such merger transaction, (i) any Subsidiary to the extent the provision of a Subsidiary Guarantee by such Subsidiary in respect of the Notes Obligations would reasonably be expected to result in material adverse tax consequences to the Company or any of its Subsidiaries as mutually agreed by the Company and the Credit Agreement Agent, (j) any Unrestricted Subsidiary and (k) any Subsidiary with respect to which, as reasonably determined by the Credit Agreement Agent and the Company, the burden or cost or other consequences (including material adverse tax consequences) of providing a Subsidiary Guarantee outweighs the benefits to the  Secured Parties (as defined in the Credit Agreement); provided that any such Subsidiary that is an Excluded Subsidiary will cease to be an Excluded Subsidiary at any time such Subsidiary incurs any Qualifying Indebtedness that, in the aggregate, exceeds $25 million or guarantees any Qualifying Indebtedness incurred or guaranteed by the Company or any Guarantor that, in the aggregate, exceeds $25 million.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.

“Fitch” means Fitch Ratings Ltd. or any successor to the rating agency business thereof.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is organized and existing under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is organized and existing under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange, any self-regulatory organization (including the National Association of Insurance Commissioners) and any applicable supranational bodies (such as the European Union or the European Central Bank).

“Guarantor” means (1) each Wholly Owned Domestic Restricted Subsidiary of the Company (other than any Excluded Subsidiary) as of the Issue Date and (2) each other Restricted Subsidiary that in the future is required to or executes a Subsidiary Guarantee pursuant to Section 414 or otherwise; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Subsidiary Guarantee is released in accordance with the terms of this Indenture.

“Guarantor Supplemental Indenture” means a Supplemental Indenture, to be entered into substantially in the form attached hereto as Exhibit D.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person in respect of (a) interest rate, commodity or currency swap agreements, interest rate, commodity or currency cap agreements, interest rate, commodity or currency collar agreements or (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodity prices and/or currency exchange rates.

“Holder” or “Noteholder” means the Person in whose name a Note is registered in the Note Register.

“Immaterial Domestic Subsidiaries” means, at any time, any Domestic Restricted Subsidiary that does not own or hold assets (after the elimination of intercompany items) in excess of an amount equal to (i) individually, 2.5% of the Consolidated Net Tangible Assets and (ii) together with all such Restricted Subsidiaries, 5.0% of the Consolidated Net Tangible Assets. Notwithstanding the foregoing, no Domestic Restricted Subsidiary that guarantees the Credit Agreement or any obligation thereunder shall be deemed an Immaterial Domestic Subsidiary.

“Indebtedness” means, with respect to any Person, without duplication:

(1)          all Obligations of such Person for borrowed money;

(2)          all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)          all Capitalized Lease Obligations of such Person;

(4)         all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5)         all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6)          guarantees and other contingent obligations in respect of Indebtedness of any other Person referred to in clauses (1) through (5) above and clause (8) below;

(7)        all Obligations of any other Person of the type referred to in clauses (1) through (6) above which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

(8)        all Obligations under Currency Agreements and Interest Swap Obligations of such Person; provided that the amount of Indebtedness represented by a Currency Agreement or Hedging Obligation shall be zero if such Currency Agreements or Interest Swap Obligations are Incurred for non-speculative purposes; and

(9)        all Disqualified Capital Stock of the Company and all Preferred Stock of a Restricted Subsidiary with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued and unpaid dividends, if any.

For purposes of the definition of Indebtedness, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock or Preferred Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock or Preferred Stock. Indebtedness shall not include any Permitted Bond Hedge Transaction, any Permitted Warrant Transaction or any obligations thereunder.

“Independent Financial Advisor” means a firm (1) which does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in the Company and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Notes” has the meaning assigned to such term in the recitals of this Indenture.

“Insolvency or Liquidation Proceeding” means, with respect to any Person, (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to such Person or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of such Person whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

“interest,” with respect to the Notes, means interest on the Notes and, except for purposes of Article IX, additional or special interest pursuant to the terms of any Note.

“Interest Swap Obligations” means the obligations of the Company and the Restricted Subsidiaries pursuant to any arrangement with any other Person, whereby, directly or indirectly, the Company or any Restricted Subsidiary is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate lock obligations, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.  “Investment” shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiaries, as the case may be.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P (or the equivalent rating by any Successor Rating Agency).

“Investment Grade Securities” means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (ii) securities or instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) above, which fund may also hold immaterial amounts of cash pending investment or distribution; and (iv) corresponding instruments in countries other than the United States customarily utilized for high-quality investments.

“Issue Date” means September 17, 2024, the date of initial issuance of the Notes.

“Joint Venture” means any Person in which the Company and/or its Subsidiaries hold less than a majority of the Capital Stock, and which does not constitute a Subsidiary of the Company, whether direct or indirect.

“LCT Determination Date” means (i) the date a definitive agreement for such Limited Condition Transaction is entered into, in the case of a Limited Condition Transaction described in clause (a) of the definition thereof, or (ii) the date on which irrevocable notice of the applicable redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Capital Stock or Preferred Stock is delivered, in the case of a Limited Condition Transaction described in clause (b) of the definition thereof.

“Lien” means any lien, mortgage, deed of trust, deed to secure debt, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Limited Condition Transaction” means any (a) acquisition, including by way of merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise, of any assets, business or Person, or any other Investment by one or more of the Company and its Restricted Subsidiaries permitted by this Indenture (and including the incurrence or assumption of Indebtedness in connection therewith), in each case, whose consummation is not conditioned on the availability of, or on obtaining, third-party financing, and (b) redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Capital Stock or Preferred Stock requiring the giving of advance irrevocable notice of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Material Intellectual Property” means any intellectual property that is material to the normal operation of the business of the Company and its Restricted Subsidiaries, taken as a whole.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its rating agency business.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of:

(1)          reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and relocation expenses);

(2)         taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3)         repayments of Indebtedness secured by the property or assets subject to such Asset Sale that is required to be repaid in connection with such Asset Sale; and

(4)         appropriate amounts to be determined by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Non‑U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” means the Initial Notes and any Additional Notes that are actually issued.  The Initial Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.

“Notes Obligations” means Obligations in respect of the Notes, this Indenture and the Subsidiary Guarantees (including Post-Petition Interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not constituting an allowed or allowable claim in such proceedings).

“Obligations” means any and all obligations with respect to the payment of (a) any principal of or interest (including Post-Petition Interest accruing on or after the commencement of any Insolvency or Liquidation Proceedings, whether or not a claim for Post-Petition Interest is allowed or allowable in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit and (b) any fees, indemnification obligations, damages, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum of the Company, dated  September 10, 2024, relating to the offering of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Vice President, the Treasurer or the Secretary (or any person serving the equivalent function of any of the foregoing) of such Person (or the general partner, managing member or sole member of such Person) or any individual designated as an “Officer” for purposes of this Indenture by the Board of Directors of such Person (or the general partner, managing member or sole member of such Person).

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. Each such opinion shall include the statements provided for in Section 106.

“Outstanding” or “outstanding,” when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)           Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)         Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and

(iii)         Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.

A Note does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Note (and such Note shall be deemed to be outstanding for purposes of this Indenture); provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company.

“Outstanding Permitted Receivables Financings” means the  receivables sold, contributed or financed pursuant to a Permitted Receivables Financing.  For the avoidance of doubt, regardless of the accounting treatment under GAAP, it is understood that the amount financed pursuant to a Permitted Receivables Financing is the aggregate amount of capital funded by the purchasers (other than an Accounts Receivable Entity) thereunder and outstanding at the time of determination.

“Pari Passu Indebtedness” means (1) with respect to the Company, the Notes and any Indebtedness which ranks equally in right of payment to the Notes and (2) with respect to any Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks equally in right of payment to such Guarantor’s Subsidiary Guarantee.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company; provided that neither the Company nor any of its Affiliates shall act as Paying Agent for purposes of Section 1103 or Section 1205.  The Trustee will initially act as Paying Agent for the Notes.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent  derivative transaction) relating to the Company’s Common Stock (or other securities or property following a merger event or other change of the Common Stock of the Company) purchased by the Company in connection with the  issuance of any Permitted Convertible Indebtedness; provided that, the purchase price for such Permitted Bond  Hedge Transaction, less the proceeds received by the Company from the sale of any related Permitted Warrant  Transaction, does not exceed the net proceeds received by the Company from the issuance of such Permitted  Convertible Indebtedness in connection with such Permitted Bond Hedge Transaction.

“Permitted Convertible Indebtedness” means any unsecured notes issued by the Company that are  convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other  customary changes thereto) of shares of Common Stock of the Company (or other securities or property following a  merger event or other change of the Common Stock of the Company), cash or any combination thereof (with the  amount of such cash or such combination determined by reference to the market price of such Common Stock or such  other securities); provided that, the Indebtedness thereunder must satisfy each of the following conditions: (i) both  immediately prior to and upon giving effect (including pro forma effect) thereto, no Default or Event of Default shall  exist or result therefrom, (ii) such Indebtedness is not guaranteed by any Restricted Subsidiary of the Company, (iii)  any cross-default or cross-acceleration event of default (each howsoever defined) provision contained therein that  relates to indebtedness or other payment obligations of the Company or any other obligor (such indebtedness or other  payment obligations, a “Cross-Default Reference Obligation”) contains a cure period of at least thirty (30) calendar  days (after written notice to the issuer of such Debt by the trustee or to such issuer and such trustee by Holders of at least 25% in aggregate principal amount of such Indebtedness then outstanding) before a default, event of default,  acceleration or other event or condition under such Cross-Default Reference Obligation results in an event of default  under such cross-default or cross-acceleration provision and (iv) the terms, conditions and covenants of such  Indebtedness must be customary for convertible Indebtedness of such type (as determined by the Board of Directors  of the Company, or a committee thereof, in good faith). For the avoidance of doubt, Permitted Convertible  Indebtedness shall at all times be valued at the full stated principal amount thereof and shall not include any  reduction or appreciation in value of the shares deliverable upon conversion thereof.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)          Indebtedness under the Notes, this Indenture and any Subsidiary Guarantees, in each case outstanding on the Issue Date;

(2)        Indebtedness incurred pursuant to a Credit Facility, including but not limited to the Credit Agreement and the Secured Notes, in an aggregate principal amount at any time outstanding (including any Refinancing thereof) not to exceed the sum of (x) $1,300.0 million, (y) an amount equal to the greater of (i) $400.0 million and (ii) 75.0% of Consolidated EBITDA for the Four Quarter Period most recently ended, calculated on a pro forma basis and (z) an amount such that at the time of incurrence and after giving pro forma effect thereto (including the use of proceeds therefrom and with all amounts incurred pursuant to this clause (z) deemed to be secured by a Lien for purposes of the calculation hereunder), the Consolidated Secured Debt Ratio would not be greater than 1.50 to 1.00;

(3)          Indebtedness consisting of the accretion of original issue discount with respect to any Permitted Convertible Indebtedness;

(4)       Indebtedness incurred in the ordinary course of business in respect of obligations of the Company or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money;

(5)          other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Issue Date, other than Indebtedness incurred pursuant to clauses (1)-(2) above;

(6)         Interest Swap Obligations entered into to protect the Company and/or any Restricted Subsidiary from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

(7)          Indebtedness under Currency Agreements and Commodity Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(8)         Indebtedness of a Restricted Subsidiary to the Company or to a Restricted Subsidiary for so long as such Indebtedness is held by the Company, a Restricted Subsidiary or the lenders or collateral agent under any agreement governing Secured Indebtedness permitted to be incurred under Section 407 and Section 413, in each case subject to no Lien held by a Person other than the Company, a Restricted Subsidiary or the lenders or collateral agent under any agreement governing Secured Indebtedness permitted to be incurred under Section 407 and Section 413; provided that if as of any date any Person other than the Company, a Restricted Subsidiary or the lenders or collateral agent under any agreement governing Secured Indebtedness permitted to be incurred under Section 407 and Section 413 owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (8) by the issuer of such Indebtedness;

(9)         Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary or the lenders or the collateral agent under any agreement governing Secured Indebtedness permitted to be incurred under Section 407 and Section 413 and is subject to no Lien other than a Lien in favor of the lenders or collateral agent under any agreement governing Secured Indebtedness permitted to be incurred under Section 407 and Section 413; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary is unsecured and, except in the case of Indebtedness owed to Foreign Subsidiaries of the Company, subordinated, pursuant to a written agreement, to the Company’s obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien other than a Lien in favor of the lenders or collateral agent under any agreement governing Secured Indebtedness permitted to be incurred under Section 407 and Section 413, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (9) by the Company;

(10)       Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten Business Days after incurrence;

(11)       Indebtedness incurred by the Company or its Restricted Subsidiaries in respect of (x) banker’s acceptances, bank guarantees, letters of credit, warehouse receipts or similar reimbursement type instruments or obligations entered into in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or unemployment insurance or other Indebtedness with respect to reimbursement type obligations regarding workers compensation claims, in each case in the ordinary course of business or consistent with past practice or industry practices and (y) obligations (including reimbursement obligations with respect to guaranties, letters of credit, bank guarantees or other similar instruments) in respect of tenders, statutory obligations, leases, governmental contracts, trade contracts, stay, performance, bid, customs, appeal and surety bonds and performance and/or return of money bonds and completion guarantees or other obligations of a like nature provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice or industry practices;

(12)        Refinancing Indebtedness;

(13)       additional Indebtedness of the Company and the Restricted Subsidiaries in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other Indebtedness then outstanding and incurred pursuant to this clause (including any Refinancing thereof), does not exceed the greater of (i) $230.0 million and (ii) 7.5% of Consolidated Net Tangible Assets at any one time outstanding;

(14)       additional Indebtedness of Foreign Subsidiaries of the Company in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other Indebtedness then outstanding and incurred pursuant to this clause (including any Refinancing thereof), does not exceed  the greater of (i) $205.0 million and (ii) 6.5% of Consolidated Net Tangible Assets at any one time outstanding;

(15)       Purchase Money Indebtedness and Capitalized Lease Obligations of the Company or a Restricted Subsidiary in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other Indebtedness then outstanding and incurred pursuant to this clause (including any Refinancing thereof), does not exceed the greater of (i) $315.0 million and (ii) 10.0% of Consolidated Net Tangible Assets, at any one time outstanding;

(16)        Outstanding Permitted Receivables Financings;

(17)       any Guarantee by the Company or a Restricted Subsidiary of any Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by the Company or such Restricted Subsidiary under the terms of this Indenture at the time so incurred;

(18)        Acquired Indebtedness, provided that either (i) immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable Four Quarter Period, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 407(a) or (ii) immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable Four Quarter Period, the Consolidated Fixed Charge Coverage Ratio of the Company would be equal to or greater than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior, and without giving effect, to such transaction; provided that the aggregate principal amount of Acquired Indebtedness incurred pursuant to this clause (18) by Restricted Subsidiaries that are not Guarantors shall not exceed, together with the amount of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 407(a), the greater of (i) $300.0 million and (ii) 9.5% of Consolidated Net Tangible  Assets at the time of incurrence;

(19)       Indebtedness incurred by the Company or any Restricted Subsidiary to current or former directors, officers, employees or consultants or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company permitted by Section 409(b)(iii), in an aggregate outstanding amount not exceeding, together with outstanding Investments permitted by clause (4)(ii) of the definition of “Permitted Investments”, $15.0 million;

(20)        Guarantees of foreign pension obligations and liabilities of the Company and/or any Subsidiary;

(21)      Indebtedness arising from agreements providing for indemnification, purchase price adjustments or similar obligations incurred by the Company or its Restricted Subsidiaries in connection with any acquisition or disposition in each case permitted by this Indenture;

(22)       Indebtedness consisting of obligations of the Company or any Restricted Subsidiary under deferred compensation (e.g., earn-outs, indemnifications, incentive non-competes and other contingent or deferred obligations) or other similar arrangements incurred by such Person in connection with any disposition or acquisition or other Investment in each case permitted by this Indenture;

(23)       Indebtedness consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements or (iv) obligations owing under supply, customer, distribution, license, lease or similar agreements, in each case with respect to clauses (i) through (iv), entered into in the ordinary course of business;

(24)       Indebtedness supported by a letter of credit issued or created by any Person (other than the Company or any of its Affiliates) by or for the account of the Company or any of its Restricted Subsidiaries pursuant to another clause of this definition of “Permitted Indebtedness,” the availability of which is subject to a stated quantum in a principal amount not in excess of the stated amount of such letter of credit;

(25)        [reserved];

(26)        [reserved];

(27)       Indebtedness of the Company or any Restricted Subsidiary as an account party in respect of trade letters of credit issued in the ordinary course of business or constituting reimbursement obligations with respect to letters of credit, bank guarantees or similar instruments supporting trade payables, discounted bills of exchange, the discounting or factoring of receivables for credit management purposes;

(28)        Indebtedness Incurred by the Company or a Restricted Subsidiary consisting of guarantees of Indebtedness of any Joint Venture that is not a Subsidiary of the Company to the extent permitted as Investments under Section 409; and

(29)        Indebtedness in respect of Cash Management Obligations.

If any Indebtedness incurred by the Company or any Restricted Subsidiary would qualify in more than one of the categories of Permitted Indebtedness as set forth in clauses (1) through (29) of this definition, or is entitled to be incurred pursuant to Section 407(a), the Company may classify under which category such incurrence shall be deemed to have been made or, for the avoidance of doubt, later reclassify all or a portion of such item of Indebtedness, in any manner that complies with Section 407 (including this definition); provided that Indebtedness under the Credit Agreement and the Secured Notes outstanding on the Issue Date will be deemed to have been incurred in reliance on the exception provided by clause (2)(x) of this definition of “Permitted Indebtedness” and may not be reclassified.

“Permitted Investments” means:

(1)          Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge into or consolidate with the Company or a Restricted Subsidiary;

(2)          Investments in the Company by any Restricted Subsidiary;

(3)          Investments in cash, Cash Equivalents and Investment Grade Securities;

(4)        loans and advances to employees, officers and directors of the Company and the Restricted Subsidiaries (i) in the ordinary course of business for bona fide business purposes not in excess of an aggregate of  the greater of (x) $25.0 million and (y) 1.0% of Consolidated Net Tangible Assets at any one time outstanding and (ii) in connection with any such Person’s purchase of Equity Interests of the Company in an aggregate outstanding amount not exceeding, together with outstanding Indebtedness permitted by clause (19) of the definition of “Permitted Indebtedness”, $15.0 million;

(5)         Commodity Agreements, Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or a Restricted Subsidiary’s businesses and otherwise in compliance with this Indenture;

(6)         extensions of trade credit in the ordinary course of business and Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in settlement of delinquent accounts;

(7)          Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 411 or any other disposition of assets not constituting an Asset Sale;

(8)          Investments in Persons, including, without limitation, Unrestricted Subsidiaries and Joint Ventures, engaged in a business similar or related to or logical extensions of the businesses in which the Company and the Restricted Subsidiaries are engaged on the Issue Date, not to exceed the greater of (i) $95.0 million and (ii) 3.0% of Consolidated Net Tangible Assets at the time of such Investment, at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value, but net of any repayments or other returns of capital on any such Investments that do not increase the amount available for Restricted Payments pursuant to Section 409(a)(3)(E);

(9)         Investments, in an aggregate amount together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (i) $155.0 million and (ii) 5.0% of Consolidated Net Tangible Assets at the time of any such Investment, at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value, but net of any repayments or other returns of capital on any such Investments that do not increase the amount available for Restricted Payments pursuant to Section 409(a)(3)(E);

(10)        Investments in an Accounts Receivable Entity or otherwise supporting a Permitted Receivables Financing;

(11)       any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Capital Stock) of the Company;

(12)        Guarantees and letters of credit issued in accordance with Section 407;

(13)      any Investment by the Company or any Restricted Subsidiary existing on, or made pursuant to binding commitments existing on, the Issue Date and any extension, modification, replacement, renewal or reinvestments of any such Investments existing or committed on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment or commitment as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;

(14)        any Investment held by any Person at the time that such Person becomes a Restricted Subsidiary or is merged with or into the Company or any Restricted Subsidiary; provided that such Investment was not made in connection with or in contemplation thereof;

(15)       Investments to contribute, distribute or otherwise transfer (in one or more transactions) any assets of the Company or its Restricted Subsidiaries to or among the Company and its Restricted Subsidiaries;

(16)       Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(17)       Investments if, at the time of making such Investments, and after giving effect thereto (including, without limitation, the Incurrence of any Indebtedness to finance such Investments), the Consolidated Total Debt Ratio would not exceed 3.00 to 1.00; provided that in no event shall this clause (17) be used to make Investments in (through designation or otherwise) any Unrestricted Subsidiary;

(18)        Investments consisting of customary buy/sell arrangements between the Joint Venture parties set forth in Joint Venture agreements and similar binding arrangements or related activities arising in the ordinary course of business;

(19)      Investments consisting of extensions of credit in the nature of accounts receivable, notes receivable arising from the grant of trade credit, and guarantees and letters of credit for the benefit of existing or potential suppliers, customers, distributors, licensors, licensees, lessees and lessors, in each case in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(20)        agreements governing Hedging Obligations entered into to hedge actual exposure and not for speculative purposes;

(21)       deposit accounts and securities accounts maintained in the ordinary course of business, and to the extent constituting an Investment, Cash Management Obligations;

(22)        the Company’s or any Restricted Subsidiary’s entry into (including payments of premiums in connection therewith), and the performance of obligations under, any Permitted Bond Hedge Transactions and Permitted Warrant Transactions in accordance with their terms;

(23)       any Investments in a Joint Venture to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution from such Joint Venture;

(24)       Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses (or other grants or rights to use or exploit) or leases of other assets, intellectual property, or other rights, in each case in the ordinary course of business;

(25)        Investments maintained in connection with the Company and its Restricted Subsidiaries’ deferred compensation plan in the ordinary course of business;

(26)        Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and works compensation, performance and similar deposits in each case entered into as a result of the operations of the business in the ordinary course;

(27)        guarantees of leases (other than capital leases) or of other obligations not constituting Indebtedness, in each case in the ordinary course of business;

(28)       Investments constituting advances, deposits, prepayments and other credits to, and guarantees and letters of credit for the benefit of, existing or potential suppliers, customers, distributors, licensors, licensees, lessee and lessors, in each case, in the ordinary course of business, to maintain the ordinary course of business or where there is a reasonable expectation for a material commercial benefit, as the case may be;

(29)        repurchases of the Notes; and

(30)      acquisitions by the Company or any of its Restricted Subsidiaries of obligations of one or more directors, officers, employees or consultants of the Company or any of its Restricted Subsidiaries in connection with such director’s, officer’s, employee’s or consultant’s acquisition of Equity Interests of the Company or any Restricted Subsidiary, so long as no cash is actually advanced by the Company or any of its Restricted Subsidiaries to such directors, officers, employees or consultants in connection with the acquisition of any such obligations.

“Permitted Liens” means the following types of Liens:

(1)         Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and, in each case, as to which the Company or any Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)        statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)         Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person and not incurred in connection with or in contemplation thereof; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (and assets and property affixed or appurtenant thereto);

(4)         Liens on property at the time such Person or any of its Subsidiaries acquires the property and not incurred in connection with or in contemplation thereof, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (and assets and property affixed or appurtenant thereto);

(5)          Liens arising out of leases or subleases granted in the ordinary course of business;

(6)          any interest or title of a lessor under any lease;

(7)          Liens arising out of consignments or similar arrangements for the sale of goods in the ordinary course of business;

(8)         Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, indemnity, warranty, surety, appeal and similar bonds, bids, leases, contracts, performance and return-of-money bonds, completion guarantees and other similar obligations (exclusive of obligations for the payment of borrowed money);

(9)         judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(10)       easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not impairing in any material respect the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

(11)       any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

(12)       Liens securing Purchase Money Indebtedness or Capitalized Lease Obligations of the Company or any Restricted Subsidiary incurred pursuant to clause (15) of the definition of “Permitted Indebtedness” in accordance with Section 407, and Liens securing Indebtedness which Refinances any such Indebtedness; provided, however, that (A) the Purchase Money Indebtedness or Capitalized Lease Obligations (or Refinancing Indebtedness) shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired (and assets affixed or appurtenant thereto and improvements thereto) and (B) the Lien shall be initially be created within 180 days after such acquisition or completion of construction, installation, improvement or repair of the assets related to such Purchase Money Indebtedness or Capitalized Lease Obligation;

(13)      Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14)        Liens securing reimbursement obligations with respect to commercial letters of credit or bankers’ acceptances which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(15)       Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and setoff;

(16)        Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

(17)        Liens securing Indebtedness and other Obligations under Commodity Agreements, Currency Agreements, Hedging Obligations and Cash Management Obligations, in each case permitted under this Indenture;

(18)       Liens securing Indebtedness constituting Acquired Indebtedness pursuant to clause (B) of the definition thereof (and any Indebtedness which Refinances such Indebtedness) incurred in accordance with Section 407; provided that (A) such Liens secured such Indebtedness at the time of and prior to the incurrence of such Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Indebtedness by the Company or a Restricted Subsidiary and (B) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured such Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary;

(19)        Liens securing Indebtedness of Foreign Restricted Subsidiaries incurred in accordance with this Indenture; provided that such Liens do not extend to any property or assets other than property or assets of Foreign Restricted Subsidiaries;

(20)        Liens incurred in connection with a Permitted Receivables Financing;

(21)       Liens securing Indebtedness permitted to be incurred pursuant to clause (2) of the definition of “Permitted Indebtedness” and all other Obligations relating thereto;

(22)       Liens securing Indebtedness of Restricted Subsidiaries that are not Guarantors permitted to be incurred in accordance with Section 407;

(23)        [reserved];

(24)       Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date (other than Liens permitted to be incurred pursuant to clause (21) above and  clause (26) below);

(25)        [reserved];

(26)        Liens securing the Notes and Subsidiary Guarantees outstanding on the Issue Date;

(27)        Liens in favor of the Company or any Restricted Subsidiary;

(28)       Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness (including, without limitation, Acquired Indebtedness) which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (x) are no less favorable to Holders of the Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(29)       additional Liens securing Indebtedness of the Company and the Restricted Subsidiaries in an aggregate principal amount not to exceed the greater of (i) $190.0 million and (ii) 6.0% of Consolidated Net Tangible Assets, measured at the time of the incurrence of Indebtedness, at any one time outstanding;

(30)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(31)        [reserved];

(32)       Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to Section 407; provided that at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 1.50 to 1.00;

(33)       deposits made or other security provided to secure liabilities to insurance brokers, insurance carriers under insurance or self-insurance arrangements in the ordinary course of business; and

(34)        security given to a public utility or any municipality or Governmental Authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business.

For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

“Permitted Receivables Financing” means any sale or contribution by the Company or a Restricted Subsidiary of accounts receivable and related assets intended to be (and which shall be treated for purposes of this Indenture as) a true sale transaction with customary limited recourse based upon the collectibility of the receivables and related assets sold and the corresponding sale or pledge of such accounts receivable and related assets (or an interest therein), in each case without any guarantee (excluding guarantees of obligations (other than of collectibility of receivables transferred or of Indebtedness) pursuant to representations, warranties, covenants and indemnities customary for such transactions), by the Company or any Restricted Subsidiary other than an Accounts Receivable Entity.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Company’s Common Stock (or other securities or property following a merger event or other change of the Common Stock of the Company) and/or cash (in an amount determined by reference to the price of such Common Stock) sold by the Company substantially concurrently with any purchase by  the Company of a related Permitted Bond Hedge Transaction.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or Joint Venture, or a governmental agency or political subdivision thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that  accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as  a claim in any such Insolvency or Liquidation Proceeding.

“Place of Payment” means a city or any political subdivision thereof in which any Paying Agent appointed pursuant to Article III is located.

“Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Purchase Money Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing or refinancing all or any part of the purchase price or the cost of an Asset Acquisition or the acquisition, lease, construction, installation, repair or improvement of any property or assets (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets); provided that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost of such acquisition, lease, construction, installation, repair or improvement.

“QIB” means a “qualified institutional buyer,” as that term is defined in Rule 144A.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualifying Indebtedness” means any (i) Indebtedness under any Credit Facilities (other than Permitted  Indebtedness) incurred pursuant to Section 407, (ii) Indebtedness under any Credit Facilities incurred pursuant to clause (2), (13) or (18) of the  definition of “Permitted Indebtedness”, (iii) Indebtedness under syndicated credit facilities and (iv) Capital Markets  Indebtedness.

“Rating Agencies” means Moody’s, S&P and Fitch; provided that if S&P, Moody’s, Fitch or any Successor Rating Agency (as defined below) shall cease to be in the business of providing rating services for debt securities generally, the Company shall be entitled to replace any such Rating Agency or Successor Rating Agency, as the case may be, which has ceased to be in the business of providing rating services for debt securities generally with a security rating agency which is in the business of providing rating services for debt securities generally and which is nationally recognized in the United States (such rating agency, a “Successor Rating Agency”).

“Receivables Assets” means any receivables, royalty, patent or other revenue streams and other rights to  payment and related assets (whether now existing or arising or acquired in the future), all collateral securing such  receivables, revenue streams or other rights of payment, all contracts and contract rights and all guarantees or other  obligations in respect of such receivables, revenue streams or other rights of payment, all proceeds of such  receivables, revenue streams or other rights of payment and other assets (including contract rights) which are of the  type customarily transferred or in respect of which security interests are customarily granted in connection with  Permitted Receivables Financing and which, in each case, are sold, conveyed, assigned or otherwise transferred or in  which a security interest is granted by the Company or any of its Restricted Subsidiaries to an Accounts Receivable  Entity that in turn sells, conveys, assigns, grants a security interest in or otherwise transfers such Receivables Assets  to a Person that is not a Restricted Subsidiary of the Company.

“Redemption Date,” when used with respect to any Note to be redeemed or purchased, means the date fixed for such redemption or purchase by or pursuant to this Indenture and the Notes.

“Refinance” means in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with Section 407 (other than pursuant to clause (2), (13), (14), (15), (16), (19)or (20) of the definition of “Permitted Indebtedness”), in each case that does not: (1) result in an increase in the aggregate principal amount of any Indebtedness of such Person as of the date of the completion of all components of such proposed Refinancing (provided such completion occurs within 60 days of the initial incurrence of Indebtedness in connection with such Refinancing) plus the amount of any accrued and unpaid interest and any premium reasonably necessary to Refinance such Indebtedness and all other Related Costs; or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company and/or a Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and/or such Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Subsidiary Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or such Subsidiary Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Regular Record Date” for the interest payable on any applicable Interest Payment Date means April 1 and October 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form attached hereto as Exhibit C.

“Related Costs” means the aggregate amount of accrued and unpaid interest, and premiums if any (including, but limited to, redemption or tender premiums) on the Indebtedness being Refinanced and any and all fees, underwriting discounts, defeasance costs and other costs, fees, discounts and expenses incurred in connection with any Refinancing.

“Replacement Assets” means assets and property reasonably expected to be used in the business of the Company and/or its Restricted Subsidiaries or in a business that is the same, similar or reasonably related thereto (including Capital Stock of a Person which becomes a Restricted Subsidiary).

“Representative” means, with respect to any Person, such Person’s designated agent.

“Resale Restriction Termination Date” means, with respect to any Note, the date that is one year (or such other period as may hereafter be provided under Rule 144 under the Securities Act or any successor provision thereto as permitting the resale by non‑affiliates of Restricted Securities without restriction) after the later of the original issue date in respect of such Note and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any Predecessor Note thereto).

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 408.  Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor to its rating agency business.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced on the security of such property.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Secured Notes” means the Company’s outstanding 6.75% Senior Secured Notes due 2029.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” means any Restricted Subsidiary (or, solely for the purposes of Section 405, any Subsidiary) that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

“Similar Business” means any business conducted by the Company and its Restricted Subsidiaries on the  Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Special Purpose Entity” means any Subsidiary whose organizational documents contain restrictions on its  purpose and activities intended to preserve its separateness from the Company and/or one or more other Subsidiaries of the Company.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Specified Transaction” means, with respect to any period, any Investment, acquisition, disposition, amalgamation, merger, consolidation, reorganization, recapitalization, issuance of Capital Stock, incurrence, issuance, assumption, repayment, Refinancing, termination, amendment or modification of Indebtedness, Restricted Payment, designation of a Restricted Subsidiary as an Unrestricted Subsidiary or of an Unrestricted Subsidiary as a Restricted Subsidiary.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).

“Subordinated Indebtedness” means Indebtedness as to which the payment of principal (and premium, if any) and interest and other payment obligations is subordinate or junior in right of payment by its terms to the Notes or the Subsidiary Guarantees of the Company or a Guarantor, as applicable.  Indebtedness shall not constitute Subordinated Indebtedness solely due to the fact that it is unsecured or secured by a Lien that is junior to any Secured Indebtedness or does not have the benefit of any guarantees.

“Subsidiary,” with respect to any Person, means (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Subsidiary Guarantee” means the guarantee by each Guarantor of the Obligations of the Company under the Notes pursuant to this Indenture.

“Supplemental Banking Services Obligations” means obligations of the Company and its Restricted Subsidiaries in respect of working capital and long term credit agreements, bank issued guarantees, credit facilities supporting letters of credit and/or bank issued guarantees, any arrangements relating to bilateral letters of credit (including standby and documentary letters of credit) and bank guarantees, demand deposit and trust or operating account relationships, in each case provided by any lender (or any Affiliate thereof) under the Credit Agreement in an aggregate outstanding principal amount of up to $100.0 million at any time (subject to the last sentence of this definition of Supplemental Banking Services Obligations). Notwithstanding the foregoing, an obligation shall constitute a Supplemental Banking Services Obligation only if the Company has designated such obligation as a Supplemental Banking Services Obligation in an Officer’s Certificate delivered to the Trustee.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§77aaa-77bbbb) as in effect on the date of this Indenture, except as otherwise provided herein.

“Transaction Date” has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Treasury Rate” means, with respect to a redemption date, the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the redemption date of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 15, 2027; provided, however, that if the period from the redemption date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United Stated Treasury securities for which such yields are given, except that if the period from the redemption date to such date is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Officer” means any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such corporate trust officers or any other officer of the Trustee to whom a corporate trust matter relating to this Indenture is referred because of his or her knowledge of and familiarity with the particular subject, in each case, who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

 “UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 408.  Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (A) the sum of the total of the products obtained by multiplying (I) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (II) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment by (B) the then outstanding aggregate principal amount of such Indebtedness.

“Wholly Owned Domestic Restricted Subsidiary” means a Wholly Owned Restricted Subsidiary that is also a Domestic Restricted Subsidiary.

“Wholly Owned Restricted Subsidiary” of the Company means any Restricted Subsidiary of which all the outstanding voting securities (other than in the case of a Foreign Restricted Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any other Wholly Owned Restricted Subsidiary.

Section 102.     Other Definitions.

Term	Defined in Section
“Act”	108
“Affiliate Transaction”	412
“Agent Members”	312
“Authentication Order”	303
“Certificate of Beneficial Ownership”	313
“Change of Control Offer”	415
“Change of Control Payment Date”	415
“Consolidated Tax Payments”	412
“Covenant Defeasance”	1203
“Defaulted Interest”	307
“Defeased Notes”	1201
“Designation”	408
“Designation Amount”	408
“Event of Default”	601
“Excess Proceeds”	411
“Excess Proceeds Offer”	411
“Excess Proceeds Trigger Date”	411
“Expiration Date”	108
“Foreign Disposition”	411
“Global Notes”	201
“Guarantee”	414
“Guaranteed Indebtedness”	414
“incur”	407
“Interest Payment Date”	301
“Legal Defeasance”	1202
“Note Register” and “Note Registrar”	305
“Notice of Default”	702
“payment default”	601
“Permitted Payments”	409
“Physical Notes”	201
“Private Placement Legend”	203
“Regulation S Global Notes”	201
“Regulation S Note Exchange Date”	313
“Regulation S Physical Notes”	201
“Reference Date”	409
“Restricted Payment”	409
“Reversion Date”	416
“Revocation”	408
“Rule 144A Global Notes”	201
“Rule 144A Physical Notes”	201
“Secured Notes Excess Proceeds”	411
“Secured Notes Excess Proceeds Offer”	411
“Subsidiary Guaranteed Obligations”	1301
“Suspended Covenants”	416
“Suspension Date”	416
“Suspension Period”	416
“Surviving Entity”	501

Section 103.   Rules of Construction.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)          the terms defined in this Indenture have the meanings assigned to them in this Indenture;

(2)          “or” is not exclusive;

(3)          all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5)          all references to “$” or “dollars” shall refer to the lawful currency of the United States of America;

(6)          the words “include,” “included” and “including,” as used herein, shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to”;

(7)          words in the singular include the plural, and words in the plural include the singular;

(8)         references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(9)          any reference to a Section, Article or clause refers to such Section, Article or clause of this Indenture; and

(10)       notwithstanding any provision of this Indenture, no provision of the TIA shall apply or be incorporated by reference into this Indenture or the Notes, except as specifically set forth in this Indenture.

Section 104.     [Reserved].

Section 105.     [Reserved].

Section 106.    Compliance Certificates and Opinions.  Upon any application or request by the Company or by any other obligor upon the Notes (including any Guarantor) to the Trustee to take any action under any provision of this Indenture, the Company or such other obligor (including any Guarantor), as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under this Indenture.  Each such certificate or opinion shall be given in the form of one or more Officer’s Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of this Indenture.  Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officer’s Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 406) shall include:

(1)          a statement that the individual signing such certificate or opinion has read such covenant or condition, as applicable, and the definitions herein relating thereto;

(2)        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)        a statement that, in the opinion of such individual, he or she made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition, as applicable, has been complied with; and

(4)         a statement as to whether, in the opinion of such individual, such condition or covenant, as applicable, has been complied with.

Section 107.   Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers to the effect that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 108.    Acts of Noteholders; Record Dates.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company, as the case may be.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 701) conclusive in favor of the Trustee, the Company, and any other obligor upon the Notes, if made in the manner provided in this Section 108.

(b)         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by an officer of a corporation or a member of a partnership or other legal entity other than an individual, on behalf of such corporation or partnership or entity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)          The ownership of Notes shall be proved by the Note Register.

(d)          Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, the Company or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

(e)          (i)  The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date.  Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Company, at its expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 110.

(ii)          The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (A) any Notice of Default, (B) any declaration of acceleration referred to in Section 602, (C) any request to institute proceedings referred to in Section 607(ii) or (D) any direction referred to in Section 612, in each case with respect to Notes.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date.  Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 110.

(iii)        With respect to any record date set pursuant to this Section 108, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Company or the Trustee, whichever such party is not setting a record date pursuant to this Section 108(e) in writing, and to each Holder of Notes in the manner set forth in Section 110, on or prior to the existing Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section 108, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.  Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

(iv)        Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(v)         Without limiting the generality of the foregoing, a Holder, including the Depositary, that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depositary, as the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(vi)        The Company may fix a record date for the purpose of determining the persons who are beneficial owners of interests in any Global Note held by the Depositary entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders.  If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such persons, shall be entitled to make, give or take such request, demand, authorization direction, notice consent, waiver or other action, whether or not such Holders remain Holders after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 109.     Notices, Etc., to Trustee and Company.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)          the Trustee by any Holder or by the Company or by any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at 535 Griswold Street, Suite 550, Detroit, MI 48226; Fax No.: (313) 963-9428; Attention: Global Corporate Trust Services  or at any other address furnished in writing to the Company by the Trustee,

(2)          the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, or delivered by electronic transmission, to the Company at 3000 University Drive, Auburn Hills, Michigan 48326, Attention: General Counsel (email: rboyle@phinia.com) or at any other physical or electronic address furnished in writing to the Trustee by the Company,

(3)          the Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

Section 110.    Notices to Holders; Waiver.  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, or by overnight air courier guaranteeing next day delivery, to each Holder, at such Holder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary (including delivery by electronic mail).

Section 111.     Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 112.    Successors and Assigns.  All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.  All agreements of the Trustee in this Indenture shall bind their respective successors.

Section 113.     Separability Clause.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 114.    Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 115.     Governing Law; Jurisdiction.  THIS INDENTURE, THE NOTES AND ANY SUBSIDIARY GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company and the Guarantors agree that any suit, action or proceeding against the Company or any Guarantor brought by any Holder or the Trustee arising out of or based upon this Indenture, the Subsidiary Guarantees or the Notes may be instituted in any state or federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Subsidiary Guarantees or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or the Guarantors, as the case may be, and may be enforced in any court to the jurisdiction of which the Company or the Guarantors, as the case may be, are subject by a suit upon such judgment.

Section 116.   Waiver of Trial by Jury.  Each of the parties hereto hereby waives the right to trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Indenture.

Section 117.     Legal Holidays.  In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal and premium (if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and no interest shall accrue on such payment for the intervening period.

Section 118.     No Personal Liability of Directors, Managers, Officers, Employees, Incorporators and Stockholders.  No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder of the Company, any Guarantor or any Subsidiary of any thereof, in their respective capacities as such, shall have any liability for any obligation of the Company or any Guarantor under this Indenture, the Notes and the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, any such obligation or its creation.  Each Noteholder, by accepting the Notes, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 119.     Exhibits and Schedules.  All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 120.     Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Indenture and any document delivered in connection with this Indenture by facsimile, electronically in portable document format (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or in any other format will be effective as delivery of a manually executed counterpart. The Company agrees to assume all risks arising out of the use of using electronic signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 121.     Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics or pandemics, nuclear or natural catastrophes or acts of God, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services and the unavailability of the Federal Reserve Bank wire, telex or other wire or communication facility (it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances).

Section 122.     USA PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee (acting in any capacity hereunder) with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 123.    Financial Calculations for Limited Condition Transactions.  When calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Transaction, the date of determination of such basket or ratio and of any Default or Event of Default shall, at the option of the Company,  be the LCT Determination Date and such baskets or ratios shall be calculated on a pro forma basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds therefrom) as if they occurred at the beginning of the applicable reference period for purposes of determining the ability to consummate any such Limited Condition Transaction (and not for purposes of any subsequent availability of any basket or ratio), and, for the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in the Consolidated EBITDA or Consolidated Net Tangible Assets of the Company or the target company) subsequent to such LCT Determination Date and at or prior to the consummation of the relevant Limited Condition Transaction, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted under this Indenture and (y) such baskets or ratios shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions; provided, further, that if the Company elects to have such determinations occur at the LCT Determination Date, then any such transactions (including any incurrence of Indebtedness and the use of proceeds therefrom) shall be deemed to have occurred on the LCT Determination Date thereafter for purposes of calculating any baskets or ratios under this Indenture after the date LCT Determination Date and before the consummation of such Limited Condition Transaction.

ARTICLE II

NOTE FORMS

Section 201.  Forms Generally.  The Initial Notes and the Trustee’s certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in this Article II and Exhibit A attached hereto (as such forms may be modified in accordance with Section 301).  Any Additional Notes and the Trustee’s certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in this Article II and Exhibit A attached hereto (as such forms may be modified in accordance with Section 301). Exhibit A is hereby incorporated in and expressly made a part of this Indenture.  The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or depositary rule or usage, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officers of the Company executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company).  Each Note shall be dated the date of its authentication.  The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.  For the avoidance of doubt, no Opinion of Counsel shall be required on the Issue Date for the Trustee’s authentication of the Initial Notes.

Notes offered and sold to persons reasonably believed to be QIBs in reliance on Rule 144A shall, unless the Company otherwise notifies the Trustee in writing, be issued in the form of one or more permanent global Notes substantially in the form attached hereto as Exhibit A (as such form may be modified in accordance with Section 301), except as otherwise permitted herein.  Such Global Notes shall be referred to collectively herein as the “Rule 144A Global Notes,” and shall be deposited with the Trustee, as custodian for the Depositary or its nominee, for credit to an account of an Agent Member, and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of a Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall, unless the Company otherwise notifies the Trustee in writing, be issued in the form of one or more permanent global Notes substantially in the form attached hereto as Exhibit A (as such form may be modified in accordance with Section 301), except as otherwise permitted herein.  Such Global Notes shall be referred to herein as the “Regulation S Global Notes,” and shall be deposited with the Trustee, as custodian for the Depositary or its nominee for the accounts of designated Agent Members holding on behalf of Euroclear or Clearstream and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Regulation S Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Subject to the limitations on the issuance of certificated Notes set forth in Sections 312 and 313, Notes issued pursuant to Section 305 in exchange for or upon transfer of beneficial interests (x) in a Rule 144A Global Note shall be in the form of permanent certificated Notes substantially in the form attached hereto as Exhibit A (as such form may be modified in accordance with Section 301) (the “Rule 144A Physical Notes”) or (y) in a Regulation S Global Note (if any) shall be in the form of permanent certificated Notes substantially in the form attached hereto as Exhibit A (as such form may be modified in accordance with Section 301) (the “Regulation S Physical Notes”), respectively, as hereinafter provided.

The Rule 144A Physical Notes and Regulation S Physical Notes shall be construed to include any certificated Notes issued in respect thereof pursuant to Section 304, 305, 306 or 1008, and the Rule 144A Global Notes and Regulation S Global Notes shall be construed to include any global Notes issued in respect thereof pursuant to Section 304, 305, 306 or 1008.  The Rule 144A Physical Notes and the Regulation S Physical Notes, together with any other certificated Notes issued and authenticated pursuant to this Indenture, are sometimes collectively herein referred to as the “Physical Notes.”  The Rule 144A Global Notes and the Regulation S Global Notes, together with any other global Notes that are issued and authenticated pursuant to this Indenture, are sometimes collectively referred to as the “Global Notes.”

Section 202.   Form of Trustee’s Certificate of Authentication.  The Notes will have endorsed thereon a Trustee’s certificate of authentication in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

By:
Authorized Officer

Dated:

If an appointment of an Authenticating Agent is made pursuant to Section 714, the Notes may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

By:
As Authenticating Agent

By:
Authorized Officer

Dated:

Section 203.    Restrictive and Global Note Legends.  Each Global Note and Physical Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof until the Private Placement Legend is removed or not required in accordance with Section 313(4):

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.  NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 312 AND 313 OF THE INDENTURE (AS DEFINED HEREIN).”

Each Regulation S Global Note shall also bear the following legend on the face thereof:

“BY ITS ACQUISITION THEREOF, ANY HOLDER OF BENEFICIAL OWNERSHIP INTERESTS HEREIN REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING SUCH BENEFICIAL OWNERSHIP INTERESTS IN THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

EXCEPT AS SPECIFIED IN THE INDENTURE, BENEFICIAL OWNERSHIP INTERESTS IN THIS REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT).  DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS REGULATION S GLOBAL NOTE MAY NOT BE SOLD, PLEDGED OR TRANSFERRED TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON.”

ARTICLE III

THE NOTES

Section 301.     General Terms; Additional Notes.  All Notes will vote (or consent) as a class with the other Notes and otherwise be treated as a single class of Notes for all purposes of this Indenture. Each Note will bear interest at a rate of 6.625% per annum from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semi-annually on April 15 and October 15 of each year (each such date, an “Interest Payment Date”), commencing April 15, 2025, to Holders of record as of the close of business on the April 1 and October 1, whether or not a Business Day, immediately preceding each Interest Payment Date.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes other than with respect to the date of issuance and, if applicable, original interest accrual date and original interest payment date; provided that the Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with Section 407 hereof. Any Additional Notes may be issued with the benefit of an indenture supplemental to this Indenture; provided, further, however, that in the event any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such non-fungible notes will be issued with a separate CUSIP number or ISIN so they are distinguishable from the Initial Notes.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Section 302.    Denominations.  The Notes shall be issuable only in fully registered form, without coupons, and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 303.     Execution, Authentication and Delivery and Dating.  The Notes shall be executed on behalf of the Company by one Officer of the Company.  The signature of any such Officer on the Notes may be manual, facsimile or electronic.

Notes bearing the manual, facsimile or other electronic signature of an individual who was at any time an Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) Initial Notes for original issue in the aggregate principal amount not to exceed $450.0 million and (ii) subject to Section 407, Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company (which shall have identical terms as the Initial Notes, other than with respect to the date of issuance and, if applicable, original interest accrual date and original interest payment date), in each case specified in clauses (i) and (ii) above, upon a written order of the Company (an “Authentication Order”).  Such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, the “CUSIP”, “ISIN”, “Common Code” or other similar identification numbers of such Notes, if any, whether the Notes are to be Initial Notes or Additional Notes, the issue price (in the case of Additional Notes) and whether the Notes are to be issued as one or more Global Notes or Physical Notes and such other information as the Company may include or the Trustee may reasonably request.

All Notes shall be dated the date of their authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 304.    Temporary Notes.  Until definitive Notes are ready for delivery, the Company may prepare and upon receipt of an Authentication Order the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 305.     Note Registrar and Paying Agent.  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, such Company shall provide for the registration of Notes and of transfers of Notes.  The Company may have one or more co-registrars.  The term “Note Registrar” includes any co-registrars.

The Company initially appoints the Trustee as “Note Registrar” and “Paying Agent” in connection with the Notes, until such time as it has resigned or a successor has been appointed.  The Company may have one or more additional paying agents, and the term “Paying Agent” shall include any additional Paying Agent.  The Company may change the Paying Agent or Note Registrar without prior notice to the Holders of Notes.  The Company may enter into an appropriate agency agreement with any Note Registrar or Paying Agent not a party to this Indenture.  Any such agency agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee in writing of the name and address of any such agent.  If the Company fails to appoint or maintain a Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 707.  The Company or any Wholly Owned Restricted Domestic Subsidiary of the Company may act as Paying Agent (except for purposes of Section 1103 or Section 1205) or Note Registrar.  The Trustee shall automatically be the Paying Agent upon any Event of Default under clause (vii) or (viii) of Section 601.

Upon surrender for transfer of any Note at the office or agency of the Company in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued upon any transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

Every Note presented or surrendered for transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration, transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required (i) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 Business Days before the day of the delivery of a notice of redemption (or purchase) of Notes selected for redemption (or purchase) under Section 1004 and ending at the close of business on the day of such delivery or (ii) to transfer or exchange any Note so selected for redemption (or purchase) in whole or in part.

Section 306.     Mutilated, Destroyed, Lost and Stolen Notes.  If a mutilated Note is surrendered to the Note Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) notifies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Note Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8‑303 of the Uniform Commercial Code and (c) satisfies any other reasonable requirements of the Company.  If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Company to protect the Company, the Trustee, a Paying Agent and the Note Registrar, from any loss that any of them may suffer if a Note is replaced.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder.

The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 307.    Payment of Interest Rights Preserved.  Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date.

Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

(1)        The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee and Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and the Company shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1).  Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee and the Paying Agent of the notice of the proposed payment.  The Company shall promptly notify the Trustee of such Special Record Date and cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, or delivered to each Holder at such Holder’s address as it appears in the Note Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so delivered, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)       The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

Subject to the foregoing provisions of this Section 307, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

Section 308.     Persons Deemed Owners.  The Company, any Guarantor, the Trustee, the Paying Agent and any agent of any of them may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 307) interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, any Guarantor, the Trustee, the Paying Agent  nor any agent of any of them shall be affected by notice to the contrary.

Section 309.     Cancellation.  All Notes surrendered for payment, redemption, transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 309, except as expressly permitted by this Indenture.  All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act).

Section 310.    Computation of Interest.  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311.    CUSIP Numbers, ISINs, Etc.  The Company in issuing Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that the Trustee is not liable for the accuracy of any CUSIP, ISIN or Common Code printed on any Note, notice or elsewhere; any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in the notice or on the Notes; that reliance may be placed only on the other identification numbers printed on the Notes; and that any redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly advise the Trustee in writing of any change in the ISINs and “Common Code” numbers.

Section 312.    Book-Entry Provisions for Global Notes.  (a)  Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, in each case for credit to the account of an Agent Member, and (ii) be delivered to the Trustee as custodian for such Depositary.  None of the Company, any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(b)          Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or its custodian, or under such Global Notes.  The Depositary may be treated by the Company, any other obligor upon the Notes, the Trustee and any agent of any of them as the absolute owner of the Global Notes for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, any other obligor upon the Notes, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note.  The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(c)        Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but, subject to the immediately succeeding sentence, not in part, to the Depositary, its successors or their respective nominees.  Interests of beneficial owners in a Global Note may not be transferred or exchanged for Physical Notes unless (i) the Company has consented thereto in writing, or such transfer or exchange is made pursuant to the next sentence, and (ii) such transfer or exchange is in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 305 and Section 313.  Subject to the limitation on issuance of Physical Notes set forth in Section 313(3), Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the relevant Global Note, if (i) the Depositary notifies the Company at any time that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed within 120 days; (ii) the Depositary ceases to be registered as a “Clearing Agency” under the Exchange Act and a successor depositary is not appointed within 120 days; (iii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Physical Notes; or (iv) an Event of Default shall have occurred and be continuing with respect to the Notes and the Trustee has received a written request from the Depositary to issue Physical Notes.

(d)          In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners for Physical Notes pursuant to Section 312(c), the Note Registrar shall record on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the beneficial interest in the Global Note being transferred, and the Company shall execute, and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, one or more Physical Notes of like principal amount of authorized denominations.

(e)          In connection with a transfer of an entire Global Note to beneficial owners for Physical Notes pursuant to Section 312(c), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary, in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount of Rule 144A Physical Notes (in the case of any Rule 144A Global Note) or Regulation S Physical Notes (in the case of any Regulation S Global Note), as the case may be, of authorized denominations.

(f)        The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 313) and the procedures therefor of the Depositary.  Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in a different Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.  A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the relevant Global Note.  Subject to Section 313, the Note Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in such Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(g)          Any Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 312(c) shall, unless such exchange is made on or after the Resale Restriction Termination Date applicable to such Note and except as otherwise provided in Section 203 and Section 313, bear the Private Placement Legend.

(h)          Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through designated Agent Members holding on behalf of Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 313.

(i)          Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner, or other Person (other than the Depositary) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants, and any beneficial owners.

Section 313.     Special Transfer Provisions.

(1)        Transfers to Non‑U.S. Persons.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to any Non‑U.S. Person:  The Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 305) and,

(a)         if (x) such transfer is after the relevant Resale Restriction Termination Date with respect to such Note or (y) the proposed transferor has delivered to the Note Registrar and the Company and the Trustee a Regulation S Certificate and, unless otherwise agreed by the Company, an Opinion of Counsel, certifications and other information satisfactory to the Company, and

(b)        if the proposed transferor is or is acting through an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Note Registrar and the Company and the Trustee of (x) the certificate, opinion, certifications and other information, if any, required by clause (a) above and (y) written instructions given in accordance with the procedures of the Note Registrar and of the Depositary;

whereupon (i) the Note Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of any Outstanding Physical Note) a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (ii) either (A) if the proposed transferee is or is acting through an Agent Member holding a beneficial interest in a relevant Regulation S Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of the beneficial interest being so transferred or (B) otherwise the Company shall execute and (upon receipt of an Authentication Order) the Trustee shall authenticate and deliver one or more Physical Notes of like amount.

(2)          Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non‑U.S. Persons):  The Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 305) and,

(a)         if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Note Registrar and the Company and the Trustee in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Note stating, or has otherwise certified to Note Registrar and the Company and the Trustee in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(b)          if the proposed transferee is an Agent Member, and the Note to be transferred consists of a Physical Note that after transfer is to be evidenced by an interest in a Global Note or consists of a beneficial interest in a Global Note that after the transfer is to be evidenced by an interest in a different Global Note, upon receipt by the Note Registrar of written instructions given in accordance with the Depositary’s and the Note Registrar’s procedures, whereupon the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the transferee Global Note in an amount equal to the principal amount of the Physical Note or such beneficial interest in such transferor Global Note to be transferred, and the Trustee shall cancel the Physical Note so transferred or reflect on its books and records the date and a decrease in the principal amount of such transferor Global Note, as the case may be.

(3)         Limitation on Issuance of Physical Notes.  No Physical Note shall be exchanged for a beneficial interest in any Global Note, except in accordance with Section 312 and this Section 313.

A beneficial owner of an interest in a Regulation S Global Note shall not be permitted to exchange such interest for a Physical Note until a date, which must be after the end of the Restricted Period, on which the Company receives a certificate of beneficial ownership substantially in the form attached hereto as Exhibit B from such beneficial owner (a “Certificate of Beneficial Ownership”).  Such date, as it relates to a Regulation S Global Note, is herein referred to as the “Regulation S Note Exchange Date.”

(4)          Private Placement Legend.  Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the relevant Resale Restriction Termination Date with respect to such Notes, (ii) upon written request of the Company after there is delivered to the Note Registrar an Opinion of Counsel (which opinion and counsel are satisfactory to the Company) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (iii) with respect to a Regulation S Global Note (on or after the Regulation S Note Exchange Date with respect to such Regulation S Global Note) or Regulation S Physical Note, in each case with the agreement of the Company, or (iv) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act.

(5)          Other Transfers.  The Note Registrar shall effect and register, upon receipt of a written request from the Company to do so, a transfer not otherwise permitted by this Section 313, such registration to be done in accordance with the otherwise applicable provisions of this Section 313, upon the furnishing by the proposed transferor or transferee of a written Opinion of Counsel (which opinion and counsel are satisfactory to the Company) to the effect that, and such other certifications or information as the Company may require (including, in the case of a transfer to an Accredited Investor (as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D promulgated under the Securities Act), a certificate substantially in the form attached hereto as Exhibit E) to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

A Note that is a Restricted Security may not be transferred other than as provided in this Section 313.  A beneficial interest in a Global Note that is a Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this Section 313.

(6)          General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 312 or this Section 313 (including all Notes received for transfer pursuant to this Section 313).  The Company shall have the right to require the applicable Note Registrar to deliver to the Company, at the Company’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

In connection with any transfer of any Note, the Trustee, the Note Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act or applicable state securities laws.

ARTICLE IV

COVENANTS

Section 401.   Payment of Principal, Premium and Interest.  The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of such Notes and this Indenture.  Principal amount (and premium, if any) and interest on the Notes shall be considered paid on the date due if the Company shall have deposited with the Paying Agent (if other than the Company or another Wholly Owned Restricted Domestic Subsidiary of the Company) as of 11:00 a.m. New York City time on the due date money in immediately available funds and designated for and sufficient to pay all principal amount (and premium, if any) and interest then due.  At the option of the Company, payment of interest on such Note may be made through the Paying Agent by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

Section 402.    Maintenance of Office or Agency.  (a)  The Company shall maintain in the United States an office or agency where such Notes may be presented or surrendered for payment, where such Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of such Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency.  If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that no service of legal process may be made against the Company or any of Guarantors at any office of the Trustee.

(b)         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all purposes and may from time to time rescind such designations.

The Company hereby designates the Corporate Trust Office of the Trustee, as one such office or agency of the Company in accordance with Section 305.

Section 403.     Money for Payments to Be Held in Trust.  If the Company shall at any time act as Paying Agent, it shall, on or before 11:00 a.m., New York City time, on each due date of the principal of (and premium, if any) or interest on, any of such Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee in writing of its action or failure so to act.

If the Company is not acting as Paying Agent, it shall, on or prior to 11:00 a.m., New York City time, on each due date of the principal of (and premium, if any) or interest on, such Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of its action or failure so to act.

If the Company is not acting as Paying Agent, the Company shall cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 403, that such Paying Agent shall:

(1)          hold all sums held by it for the payment of principal of (and premium, if any) or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)        give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest;

(3)          at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(4)         acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of such Notes, this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof unless an applicable abandoned property law designates another Person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 404.     [Reserved].

Section 405.     Reports to Holders.

(a)          Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission, and provide to the Trustee and the Holders of the Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods required; provided, however, that availability of the foregoing materials on the Commission’s EDGAR service shall be deemed to satisfy the Company’s delivery obligations under this provision.  In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless provide such Exchange Act information to the Trustee and the holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods required by law.

(b)         The Company will be deemed to have furnished the reports referred to in Section 405(a) if the Company has filed reports containing such information with the Commission.  The Trustee shall have no duty to monitor whether any such filings have been made. The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

(c)          If the Company has designated any of its Subsidiaries as an Unrestricted Subsidiary, and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Company, then the quarterly and annual financial information required by Section 405(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(d)          To the extent that any reports or other information is not furnished within the time periods specified above and such reports or other information is subsequently furnished prior to the time such failure results in an Event of Default, the Company will be deemed to have satisfied their obligations with respect thereto and any Default with respect thereto shall be deemed to have been cured.  Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations hereunder for purposes of Section 601(iii) until 90 days after the date any report hereunder is due.

Section 406.    Statement as to Default.  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company commencing with the Company’s fiscal year ending December 31, 2024, an Officer’s Certificate to the effect that to the best knowledge of the signer thereof (on behalf of the Company) the Company is or is not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture applicable to the Company (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge.

Section 407.   Limitation on Incurrence of Additional Indebtedness.  (a)  The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness the Company and any Restricted Subsidiary may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving pro forma effect to the incurrence and the application of the proceeds thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than 2.0 to 1.0; provided, further, that the aggregate principal amount of Indebtedness (including, without limitation, Acquired Indebtedness) incurred pursuant to this Section 407(a) by Restricted Subsidiaries that are not Guarantors shall not exceed, together with the amount of Acquired Indebtedness incurred by Restricted Subsidiaries that are not Guarantors pursuant to clause (18) of the definition of “Permitted Indebtedness”,  the greater of (i) $300.0 million and (ii) 9.5% of Consolidated Net Tangible Assets at the time of incurrence.

(b)        No Indebtedness incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test of Section 407(a) (including, without limitation, Indebtedness under the Credit Agreement) shall reduce the amount of Indebtedness which may be incurred pursuant to any clause of the definition of “Permitted Indebtedness” (including without limitation, Indebtedness under the Credit Agreement pursuant to clause (2) of the definition of “Permitted Indebtedness”).

(c)          The Company and the Guarantors will not incur or suffer to exist any Indebtedness that is subordinated in right of payment to any other Indebtedness of the Company or the Guarantors unless such Indebtedness is at least equally subordinated in right of payment to the Notes and any Subsidiary Guarantee.  For the avoidance of doubt, no Indebtedness of the Company or any Guarantor will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority or by virtue of structural subordination.

(d)          The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock or Preferred Stock for purposes of this Section 407; provided, in each such case, that the amount thereof is included in Consolidated Fixed Charges of the Company as accrued.

(e)          For purposes of determining compliance with this Section 407, in the event that an item of Indebtedness meets the criteria of more than one of the categories of the definition of “Permitted Indebtedness” or is entitled to be incurred pursuant to Section 407(a), the Company, in its sole discretion, will divide, classify or reclassify, and may later divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with Section 407; provided that all Indebtedness outstanding under the Credit Agreement and the Secured Notes on the Issue Date shall be treated as incurred on the Issue Date under clause (2) of the definition of “Permitted Indebtedness” and may not later be reclassified provided, further, that (if the Company shall so determine) any Indebtedness incurred pursuant to any clause of the definition of “Permitted Indebtedness” (except as provided in the immediately preceding proviso) shall cease to be deemed outstanding for purposes of any such clause but shall instead be deemed incurred for the purposes of Section 407(a) from and after the first date on which the Company or any Restricted Subsidiary could have incurred such Indebtedness under Section 407(a) without reliance on such clause. In addition, in the event an item of Indebtedness (or any portion thereof), a Restricted Payment, Investments and/or a Lien (or any portion thereof) is incurred or issued pursuant to the definition of “Permitted Indebtedness,” “Permitted Payments,” “Permitted Investments” and/or “Permitted Liens” (other than in reliance on an applicable leverage ratio) on the same date that an item of Indebtedness (or any portion thereof), Restricted Payments, Investments and/or a Lien (or any portion thereof) is incurred or issued under Section 407(a) or an applicable leverage ratio within the definition of “Permitted Indebtedness,” “Permitted Payments,” “Permitted Investments” and/or “Permitted Liens,” then the Consolidated Fixed Charge Coverage Ratio or applicable leverage ratio will be calculated with respect to such incurrence or issuance under Section 407(a) or the applicable clause of the definition of “Permitted Indebtedness” without regard to any concurrent incurrence under the definition of “Permitted Indebtedness” (other than in reliance on an applicable leverage ratio).

(f)          In addition, for purposes of determining compliance with this Section 407, (x) if any Indebtedness is incurred to Refinance any Indebtedness initially incurred (or, Indebtedness incurred to Refinance any Indebtedness initially incurred) in reliance on any provision of this Section 407 measured by reference to a percentage of  Consolidated Net Tangible Assets and such Refinancing would cause the percentage of Consolidated Net Tangible Assets restriction to be exceeded if calculated based on Consolidated Net Tangible Assets on the date of such Refinancing, such percentage of Consolidated Net Tangible Assets restriction shall not be deemed to be exceeded (and such newly incurred Indebtedness shall be deemed permitted) to the extent the principal amount of such newly incurred Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced, plus the Related Costs incurred or payable in connection with such Refinancing; (y) if any Indebtedness is incurred to Refinance any Indebtedness initially incurred (or, Indebtedness incurred to Refinance any Indebtedness initially incurred) in reliance on any provision of this Section 407 measured by a dollar amount, such dollar amount shall not be deemed to be exceeded (and such newly incurred Indebtedness shall be deemed permitted) to the extent the principal amount of such newly incurred Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced, plus the Related Costs incurred or payable in connection with such Refinancing; and (z) when calculating the Consolidated Fixed Charge Coverage Ratio, Consolidated Secured Debt Ratio or Consolidated Total Debt Ratio for purposes of Section 407 or Section 413, at the option of the Company, a binding commitment to lend under a revolving credit facility (or any portion of such commitment) shall be deemed to be an incurrence of Indebtedness in the full amount of such commitment on the date that such commitment is entered into, regardless of whether the full amount of such revolving credit facility is actually borrowed, and thereafter the amount of such commitment shall be deemed fully borrowed at all times.  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness, provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 407.

(g)         For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.  Notwithstanding any other provision of this Section 407, the maximum amount of Indebtedness that may be incurred pursuant to this Section 407 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Section 408.    Limitation on Designations of Unrestricted Subsidiaries.  (a)  The Company may, on or after the Issue Date, designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if: (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and (2) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the “Designation Amount”) equal to the sum of (A) the Fair Market Value of the Capital Stock of such Subsidiary owned by the Company and/or any of the Restricted Subsidiaries on such date and (B) the aggregate amount of Indebtedness of such Subsidiary owed to the Company and the Restricted Subsidiaries on such date. In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment in the Designation Amount pursuant to Section 409 of this Indenture or a Permitted Investment in the Designation Amount for all purposes of this Indenture.

(b)          The Company shall not, and shall not permit any Restricted Subsidiary to, at any time: (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

(c)          The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (“Revocation”), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if (1) no Default or Event of Default shall have occurred and be continuing at the time and after giving effect to such Revocation; (2) all Liens and Indebtedness of such Unrestricted Subsidiaries outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and (3) such Subsidiary shall for purposes of Section 414 be treated as having then been acquired by the Company. All Designations and Revocations must be evidenced by an Officer’s Certificate of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

(d)         Notwithstanding anything to the contrary in this Section 408, (i) if any Restricted Subsidiary owns or holds any Material Intellectual  Property, such Restricted Subsidiary may not be designated as an Unrestricted Subsidiary and (ii) neither the  Company nor any of its Restricted Subsidiaries shall make any Investment in, Restricted Payment to or otherwise  dispose of any Material Intellectual Property to, any Unrestricted Subsidiary (in each case, without regard to whether  the Company or any Restricted Subsidiary has the right to continue to utilize any such intellectual property after such  transfer); for the avoidance of doubt, it is understood and agreed that such restriction shall not restrict any non-exclusive licenses, sublicenses or cross licenses of rights in intellectual property or any rights in intellectual property  that become Material Intellectual Property subsequent to the acquisition by an Unrestricted Subsidiary.

Section 409.    Limitation on Restricted Payments.  (a)  The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on or in respect of shares of its Capital Stock to holders of such Capital Stock, other than (x) dividends or distributions payable in Qualified Capital Stock of the Company and (y) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities; (ii) subject to the last two paragraphs of this Section 409, purchase, redeem or otherwise acquire or retire for value any Equity Interests (other than, with respect to the Company, any Permitted Convertible Indebtedness, any Permitted Bond Hedge Transactions or any Permitted Warrant Transactions) of the Company, including in connection with any merger or consolidation; (iii) make any principal payment on, or purchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness of the Company or any Restricted Subsidiary (other than the principal payment on, or the purchase, redemption, defeasance, retirement or other acquisition for value of, Subordinated Indebtedness made in satisfaction of or anticipation of satisfying a sinking fund obligation, principal installment or final maturity within one year of the due date of such obligation, installment or final maturity); or (iv) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (i), (ii), (iii) and (iv) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto:

(1)         solely in the case of a Restricted Payment set forth in clauses (i), (ii) or (iii) of this Section 409(a),  an Event of Default shall have occurred and be continuing;

(2)          solely in the case of a Restricted Payment set forth in clauses (i), (ii) or (iii) of this Section 409(a), the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 407(a); or

(3)         the aggregate amount of Restricted Payments (including such proposed Restricted Payment and excluding Permitted Payments (other than Permitted Payments listed in clauses (i) and (vi) of Section 4.09(b)) made after April 4, 2024 (the amount expended for such purpose, if other than in cash, being the Fair Market Value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of:

(A)        50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period beginning on the first day of the fiscal quarter commencing on July 1, 2023 and through the end of the most recent fiscal quarter for which  financial statements are available prior to the date such Restricted Payment occurs (the date of such Restricted Payment, the “Reference Date”) (treating such period as a single accounting period); plus

(B)        100% of the Fair Market Value of the net proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to April 4, 2024 and on or prior to the Reference Date of Qualified Capital Stock of the Company or from the issuance of Indebtedness of the Company that has been converted into or exchanged for Qualified Capital Stock of the Company subsequent to April 4, 2024 and on or prior to the Reference Date; plus

(C)         without duplication of any amounts included in clause (3)(B) above, 100% of the Fair Market Value of the net proceeds of any contribution to the common equity capital of the Company received by the Company from a holder of the Company’s Capital Stock subsequent to April 4, 2024; plus

(D)       in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary after April 4, 2024, the Fair Market Value of the Investment of the Company or the Restricted Subsidiary in such Unrestricted Subsidiary at the time of such redesignation or at the time of such merger, amalgamation, consolidation or transfer of assets (or the assets transferred or conveyed, as applicable), as determined by the Company in good faith, provided, however, that the amounts set forth in this clause (D) shall not exceed the amount of Investments (excluding Permitted Investments) in such Unrestricted Subsidiary previously made and treated as a Restricted Payment by the Company or any Restricted Subsidiary after April 4, 2024 that reduced the amount available under this clause (3) or clause (viii) of Section 409(b); plus

(E)          an amount equal to the sum of (1) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person after April 4, 2024 resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the dividends, distributions or other returns of capital, in each case received by the Company or any Restricted Subsidiary and (2) the amount of any Guarantee or similar arrangement that has terminated or expired or by which it has been reduced to the extent that it was treated as a Restricted Payment after April 4, 2024 that reduced the amount available under this clause (3) or clause (viii) of Section 409(b) net of any amounts paid by the Company or a Restricted Subsidiary in respect of such Guarantee or similar arrangement; provided, however, that the amounts set forth in clauses (1) and (2) above shall not exceed, in the case of any such Person, the amount of Investments in such Person (excluding Permitted Investments) previously made and treated as a Restricted Payment by the Company or any Restricted Subsidiary after April 4, 2024 that reduced the amount available under this clause (3) or clause (viii) of Section 409(b).

(b)          Notwithstanding the foregoing, the provisions of Section 409(a) do not prohibit (such provisions, “Permitted Payments”):

(i)          the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(ii)        any Restricted Payment made either (A) solely in exchange for shares of Qualified Capital Stock of the Company or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(iii)       the purchase, retirement, redemption or other acquisition for value of Equity Interests (including related stock appreciation rights, restricted stock units or similar securities) of the Company held directly or indirectly by any future, present or former employee, officer, director, consultant or independent contractor of the Company or any Subsidiary of the Company or their estates, heirs, family members, spouses or former spouses or permitted transferees (including for all purposes of this clause (iii), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, consultant or independent contractor or their estates, heirs, family members, spouses or former spouses or permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided, however, that, except with respect to non-discretionary purchases, the aggregate amounts paid under this clause (iii) in any calendar year shall not exceed $15.0 million in any calendar year (in each case, with unused amounts in any calendar year thereafter being permitted to be carried over for one or more succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(1)        the cash proceeds received by the Company from the issuance or sale of Equity Interests (other than Disqualified Capital Stock) of the Company, to any future, present or former employees, officers, directors, consultants or independent contractors of the Company or its Subsidiaries that occurs after April 4, 2024; provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3)(B) of Section 409(a); plus

(2)         the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after April 4, 2024; plus

(3)         the amount of any cash bonuses otherwise payable to employees, officers, directors, consultants or independent contractors of the Company or its Subsidiaries that are foregone in return for the receipt of Equity Interests; less

(4)         the amount of cash proceeds described in clause (1), (2) or (3) of this clause (iii) previously used to make Restricted Payments pursuant to this clause (iii); provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (1), (2) and (3) of this clause (iii) in any calendar year;

and provided, further, that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any future, current or former officer, director, employee, consultant or independent contractor (or any permitted transferees thereof) of the Company or any of its Subsidiaries thereof, in connection with a repurchase of Equity Interests of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 409 or any other provisions of this Indenture;

(iv)        the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of, or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Equity Interests of the Company;

(v)         payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that complies with the provisions of this Indenture;

(vi)        the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness after the Company has complied with the requirements of Section 411 and Section 415; provided that all Notes validly tendered for payment (and not withdrawn) in connection with an Excess Proceeds Offer or a Change of Control Offer, as applicable, pursuant to such sections have been purchased, redeemed or acquired for value (on a pro rata basis if applicable);

(vii)       any purchase, redemption, defeasance, retirement, payment or prepayment of principal of Subordinated Indebtedness either (i) solely in exchange for shares of Qualified Capital Stock of the Company, (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or (iii) in connection with Refinancing Indebtedness;

(viii)     other Restricted Payments in an aggregate amount, taken together with all other Restricted Payments made pursuant to this clause (viii) since April 4, 2024 that are at the time outstanding, not to exceed  the greater of (i) $95.0 million and (ii) 3.0% of Consolidated  Net Tangible Assets at any one time outstanding;

(ix)        Restricted Payments if, at the time of making such payments, and after giving effect thereto (including, without limitation, the Incurrence of any Indebtedness to finance such payment), the Consolidated Total Debt Ratio would not exceed 1.50 to 1.00; provided, however, that at the time of each such Restricted Payment, no Event of Default shall have occurred and be continuing (or result therefrom);

(x)         the declaration and payment of any dividends or distributions on any shares of any Disqualified Capital Stock of the Company or any Preferred Stock of any Restricted Subsidiary incurred in accordance with Section 407; provided that such dividends are included in the calculation of Consolidated Fixed Charges;

(xi)        purchases of Equity Interests deemed to occur upon the exercise, conversion or exchange of stock options, warrants, other rights to acquire Equity Interests or other convertible or exchangeable securities if such Equity Interests represent all or portion of the exercise price thereof; any purchase or other acquisition of Equity Interests made in lieu of withholding taxes in connection with any exercise, exchange or vesting of stock options, warrants, restricted stock or rights to acquire Equity Interests; and payments in respect of taxes of employees in respect of vested restricted shares of, options to purchase and other equity incentive awards in respect of, the Capital Stock of the Company;

(xii)       declaration and payment of dividends by the Company and distributions in cash and purchases, redemptions, retirement, defeasance or other acquisitions of Capital Stock of the Company with cash and notes in an aggregate amount not to exceed $80.0 million in any calendar year (in each case, with 50.0% of unused amounts in any calendar year thereafter being permitted to be carried over to the immediately succeeding calendar year);

(xiii)      withholding tax payments made on behalf of present or former directors, officers, employees or consultants, or any beneficiary thereof following the death of any such Person, in connection with the exercise by such Persons of stock options or other rights to purchase Equity Interests or the vesting of restricted  Equity Interests (including any repurchase of restricted Equity Interests representing the holder’s tax liability in connection with the vesting thereof); and

(xiv)       Consolidated Tax Payments.

In determining the aggregate amount of Restricted Payments made subsequent to April 4, 2024 in accordance with Section 409(a)(3), amounts expended pursuant to clause (i) shall be included, but all other Restricted Payments permitted by this Section 409(b) shall be excluded, in such calculation.

For purposes of this Section 409, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Company may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this Section 409 and may later divide and reclassify any such Investment or Restricted Payment to the extent the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.  To the extent any Restricted Payment made is an Investment, the Fair Market Value of each Investment shall be measured at the time made and without giving effect to subsequent changes in value, but net of any repayments or other returns of capital on any such Investments.

Notwithstanding any other provision of this Indenture, this Indenture shall not restrict any redemption or other payment by the Company or any Restricted Subsidiary made as a mandatory principal redemption or other payment in respect of Subordinated Indebtedness pursuant to an “AHYDO saver” provision of any agreement or instrument in respect of Subordinated Indebtedness, and the Company’s determination in good faith of the amount of any such “AHYDO saver” mandatory principal redemption or other payment shall be conclusive and binding for all purposes under this Indenture.

Notwithstanding any other provision of this Indenture, (i) the conversion by holders of (including any cash  payment upon conversion), or required payment of any principal or premium on, or required payment of any interest  with respect to, any Permitted Convertible Indebtedness, in each case, in accordance with the terms of this Indenture  or other instrument governing such Permitted Convertible Indebtedness, shall not constitute a Restricted Payment;  provided that, to the extent both (a) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Indebtedness (excluding any required payment of interest with respect to such Permitted  Convertible Indebtedness and excluding any payment of cash in lieu of a fractional share due upon conversion  thereof) exceeds the aggregate principal amount thereof and (b) such conversion or payment does not trigger or  correspond to an exercise or early unwind or settlement of a corresponding portion of the Permitted Bond Hedge  Transactions relating to such Permitted Convertible Indebtedness (including, for the avoidance of doubt, the case  where there is no Permitted Bond Hedge Transaction relating to such Permitted Convertible Indebtedness), the  payment of such excess cash shall constitute a Restricted Payment notwithstanding this clause (i); and (ii) any required payment with respect to, or required early unwind or settlement of, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, in accordance with the terms of the agreement governing such  Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall not constitute a Restricted Payment; provided that, to the extent cash is required to be paid under a Permitted Warrant Transaction as a result of the  election of “cash settlement” (or substantially equivalent term) as the “settlement method” (or substantially  equivalent term) thereunder by the Company (or its Affiliate) (including in connection with the exercise and/or early  unwind or settlement thereof), the payment of such cash shall constitute a Restricted Payment notwithstanding this clause (ii).

Notwithstanding the foregoing, the Company may repurchase, exchange or induce the conversion of  Permitted Convertible Indebtedness by delivery of shares of the Company’s Common Stock and/or a different series of Permitted Convertible Indebtedness (which series (x) matures after, and does not require any scheduled  amortization or other scheduled payments of principal prior to, the analogous date under this Indenture or other  instrument governing the Permitted Convertible Indebtedness that is so repurchased, exchanged or converted and (y) has terms, conditions and covenants that are no less favorable to the Company than the Permitted Convertible  Indebtedness that is so repurchased, exchanged or converted (as determined by the Board of Directors of the  Company, or a committee thereof, in good faith)) (any such series of Permitted Convertible Indebtedness, “Refinancing Convertible Notes”) and/or by payment of cash (in an amount that does not exceed the proceeds  received by the Company from the substantially concurrent issuance of shares of the Company’s Common Stock  and/or Refinancing Convertible Notes plus the net cash proceeds, if any, received by the Company pursuant to the  related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted  Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, substantially  concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the  Permitted Convertible Indebtedness that is so repurchased, exchanged or converted, the Company shall (and, for the  avoidance of doubt, shall be permitted under this Section 409) exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond  Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible  Indebtedness that is so repurchased, exchanged or converted.

Section 410.     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions on or in respect of its Capital Stock (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock); (ii) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary; except for such encumbrances or restrictions existing under or by reason of:

(1)       applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit provided by any Governmental Authority;

(2)          this Indenture;

(3)         the Credit Agreement, the Secured Notes and/or the documentation for or related to the Credit Agreement or the Secured Notes;

(4)        any agreement or other instrument of a Person acquired (or assumed in connection with the acquisition of property) by the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries;

(5)        provisions that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(6)        any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets of the Person so acquired;

(7)         agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(8)         any other agreement entered into after the Issue Date which contains encumbrances and restrictions which are not materially more restrictive with respect to any Restricted Subsidiary than those in effect with respect to such Restricted Subsidiary pursuant to agreements as in effect on the Issue Date;

(9)          any instrument governing Indebtedness of a Foreign Restricted Subsidiary;

(10)       customary restrictions on the transfer of any property or assets arising under a security agreement governing a Lien permitted under this Indenture;

(11)      Indebtedness otherwise permitted to be incurred pursuant to Section 407 and Section 413 that apply solely to the assets securing such Indebtedness and/or the Restricted Subsidiaries incurring or guaranteeing such Indebtedness;

(12)     any agreement governing Refinancing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (3), (6), (7) or (9) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness taken as a whole are not, in the good faith determination of the Company, materially more restrictive than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (3), (6), (7) or (9);

(13)     any agreement governing the sale or disposition of any Restricted Subsidiary or assets which restricts dividends and distributions or sales or other transfers of such assets pending such sale or disposition;

(14)      any agreement, instrument or Lien placing encumbrances or restrictions applicable only to a Special Purpose Entity or an Accounts Receivable Entity;

(15)       any agreement governing Indebtedness permitted to be incurred pursuant to Section 407; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, (i) are not materially more restrictive than the provisions contained in the Credit Agreement, or in this Indenture as in effect on the Issue Date, (ii) are not more disadvantageous, taken as a whole, to the Holders than is customary in comparable financings for similarly situated issuers or (iii) will not materially impair the Company’s ability to make payments on the Notes when due, in each case in the good faith judgment of the Company;

(16)        restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(17)        customary provisions in Joint Venture agreements and other similar agreements entered into in the ordinary course of business; and

(18)     any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (17) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive  taken as a whole with respect to such encumbrances and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 411.   Limitation on Asset Sales.  (a)  The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)          the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value as determined in good faith by the Company (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of;

(ii)        at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents provided that the amount of:

(A)     any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company) of the Company or any Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or the Subsidiary Guarantees, that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee and for which the Company and all of its Restricted Subsidiaries have been validly released by all creditors in writing;

(B)     any securities, notes or other obligations or assets received by the Company or any Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents, or by their terms are required to be satisfied for Cash Equivalents (to the extent of the Cash Equivalents received) within 365 days following the closing of such Asset Sale, and

(C)    any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $125.0 million and (y) 4.0% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose; and

(iii)     the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days after receipt thereof to:

(A)    prepay (i) Pari Passu indebtedness that is secured by a Lien, which Lien is permitted by this Indenture (and if the Indebtedness repaid is revolving credit indebtedness, to correspondingly permanently reduce commitments with respect thereto), in each case other than Indebtedness owed to the Company or an Affiliate of the Company, (ii) unsecured Pari Passu Indebtedness of the Company or any Guarantor (and if the Indebtedness repaid is revolving credit indebtedness, to correspondingly permanently reduce commitments with respect thereto) (provided that if the Company or any Guarantor shall so reduce Obligations under other unsecured Pari Passu Indebtedness, the Company will equally and ratably reduce Obligations under the Notes as provided under Section 1009, through open-market purchases or private transactions (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Excess Proceeds Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof), plus accrued and unpaid interest, if any, the pro rata principal amount of Notes, in each case other than Indebtedness owed to the Company or an Affiliate of the Company) or (iii) any Indebtedness of a Restricted Subsidiary that is not a Guarantor,

(B)      acquire Replacement Assets (or make a capital expenditure that will be useful in the business of the Company and/or its Restricted Subsidiaries); or

(C)      a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B);

provided, however, that the requirements of clause (B) of this clause (iii) shall be deemed to be satisfied if a bona fide binding contract committing to make the acquisition or expenditure referred to therein is entered into by the Company or any of its Restricted Subsidiaries with a Person other than an Affiliate of the Company within such 365-day period and such Net Cash Proceeds are subsequently applied in accordance with such contract within 360 days following the end of such 365-day period.

Pending the final application of the Net Cash Proceeds, the Company and the Restricted Subsidiaries may invest such Net Cash Proceeds in any manner not prohibited by this Indenture. The Net Cash Proceeds constituting “Excess Proceeds” (as defined in the indenture governing the Secured Notes) (such Net Cash Proceeds, the “Secured Notes Excess Proceeds”) on the basis of which an “Excess Proceeds Offer” (as defined in the indenture governing the Secured Notes) with respect to the Secured Notes is made under the indenture governing the Secured Notes (a “Secured Notes Excess Proceeds Offer”) within such 365-day period will not be deemed Excess Proceeds for purposes of this Indenture; provided that to the extent the Secured Notes Excess Proceeds on the basis of which any such Secured Notes Excess Proceeds Offer is made are declined by the holders of the Secured Notes or otherwise remain after consummation of the Secured Notes Excess Proceeds Offer, any of such Secured Notes Excess Proceeds shall be added to the calculation of Excess Proceeds for purposes of this Indenture, as described below.

Notwithstanding the foregoing, (i) to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) are prohibited or delayed by applicable local law from being repatriated to the United States, the amount equal to the portion of such Net Cash Proceeds so affected will not be required to be applied in compliance with this Section 411, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to use reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law to permit such repatriation), and if such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, an amount equal to such Net Cash Proceeds permitted to be repatriated will be applied (whether or not repatriation actually occurs) in compliance with this Section 411 (net of any additional taxes that are or would be payable or reserved against as a result thereof) and (ii) to the extent that the Company has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Disposition could have a material adverse tax consequence (which for the avoidance of doubt, includes, but is not limited to, any purchase whereby doing so the Company, any Restricted Subsidiary or any of their Affiliates and/or equity partners would incur a material tax liability, including a material tax dividend, material deemed dividend pursuant to Code Section 956 or material withholding tax), the amount equal to the Net Cash Proceeds so affected will not be required to be applied in compliance with this Section 411.

(b)         Any Net Cash Proceeds from any Asset Sales that are not applied or invested as provided in Section 411(a), or as to which the Company in its discretion has determined will not be so applied (it being understood that any portion of such Net Cash Proceeds used to make an offer to purchase Notes, as described in Section 411(a)(iii)(A)(ii), will be deemed to have been invested whether or not such offer is accepted), will constitute “Excess Proceeds”; provided that if the Company makes a Secured Notes Excess Proceeds Offer during such 365-day period, any Secured Notes Excess Proceeds on the basis of which any such Secured Notes Excess Proceeds Offer is made will not be deemed Excess Proceeds unless declined by the holders of the Secured Notes pursuant to the Secured Notes Excess Proceeds Offer or otherwise remain after consummation of the Secured Notes Excess Proceeds Offer.  When the aggregate amount of Excess Proceeds equals or exceeds the greater of(x)  $65.0 million and (y) 2.0% of Consolidated Net Tangible Assets at the time of the receipt of such Net Cash Proceeds (the “Excess Proceeds Trigger Date”), the Company will make an offer (an “Excess Proceeds Offer”) not less than 30 nor more than 60 days following the applicable Excess Proceeds Trigger Date to all Holders of Notes and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem such Indebtedness with the proceeds of sales of assets to purchase the maximum principal amount of Notes and Pari Passu Indebtedness that may be purchased out of the Excess Proceeds (the entire amount of Excess Proceeds, and not just the amount in excess of the greater of (x) $65.0 million and (y) 2.0% of Consolidated Net Tangible Assets at the time of the receipt of such Net Cash Proceeds).  The offer price in any Excess Proceeds Offer will be equal to 100% of the principal amount of Notes purchased plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Excess Proceeds Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and Pari Passu Indebtedness tendered into such Excess Proceeds Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Issuer or agent for Pari Passu Indebtedness will select the Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and Pari Passu Indebtedness so tendered, with adjustments so that only Notes in minimum denominations of $2,000 principal amount or an integral multiple of $1,000 in excess of $2,000 will be purchased.  Upon completion of each Excess Proceeds Offer, the amount of Excess Proceeds will be reset at zero.  An Excess Proceeds Offer shall remain open for a period of at least 20 Business Days or such longer period as may be required by law.

(c)       If at any time any non-cash consideration (other than Replacement Assets) received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 411.

(d)        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to an Excess Proceeds Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 411, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 411 by virtue thereof.

Section 412.   Limitation on Transactions with Affiliates.  (a)  The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates involving aggregate payment or consideration in excess of $25.0 million (each, an “Affiliate Transaction”), other than: (x) Affiliate Transactions permitted under Section 412(b); and (y) Affiliate Transactions on terms that taken as a whole are not materially less favorable than those that would have reasonably been expected in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary or, such Affiliate Transaction is fair to the Company or such Restricted Subsidiary from a financial point of view. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $50.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions.  The Company will deliver to the Trustee an Officer’s Certificate certifying such Board Resolution.

(b)      The restrictions of Section 412(a) shall not apply to:

(i)       employment, consulting and compensation arrangements and agreements of the Company or any Restricted Subsidiary consistent with past practice or approved by a majority of the disinterested members of the Board of Directors of the Company (or a committee comprised of disinterested directors);

(ii)     reasonable fees and compensation paid to, and indemnity provided on behalf of, current or former officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company’s Board of Directors or senior management;

(iii)    transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries or an entity that becomes a Restricted Subsidiary as a result of such transaction; provided that such transactions are not otherwise prohibited by this Indenture;

(iv)     Restricted Payments, Permitted Investments or Permitted Liens permitted by this Indenture;

(v)      transactions pursuant to agreements or arrangements in effect on the Issue Date or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Holders of the Notes than the agreement or arrangement in existence on the Issue Date;

(vi)    transactions with respect to which the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor;

(vii)   any transaction with a Person (other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person entered into in the ordinary course of business;

(viii)  the sale, issuance or transfer of Equity Interests (other than Disqualified Capital Stock or Preferred Stock) of the Company or a Restricted Subsidiary to any person and the granting and performance of customary registration rights;

(ix)    (a) payments or loans (or cancellation of loans) or advances to employees, officers, directors, members of management, consultants or independent contractors (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company or any of its Restricted Subsidiaries and collective bargaining agreements, employment agreements, severance arrangements, compensatory (including profit sharing) arrangements, stock option plans, benefit plan, health, disability or similar insurance plan and other similar arrangements with such employees, officers, directors, managers, members of management, consultants or independent contractors (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) in each case, for bona fide business purposes and (b) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with future, present or former employees, officers, directors, members of management, consultants or independent contractors approved by the Board of Directors (or equivalent governing body) of the Company or any Restricted Subsidiary in good faith;

(x)      any transaction effected as part of a Permitted Receivables Financing;

(xi)    any transaction between the Company or any Restricted Subsidiary and any Person, a director of which is also a director or officer of the Company or any Restricted Subsidiary; provided, however, that such director abstains from voting as a director of the Company or such Restricted Subsidiary, as the case may be, on any matter involving such other Person;

(xii)   transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Company in an Officer’s Certificate) for the purposes of improving the consolidated tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture;

(xiii)   pledges of Equity Interests of Unrestricted Subsidiaries;

(xiv)  (i)  transactions with Joint Ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and (ii) any payments to or from, and transactions with any Joint Venture or any variable interest entity in the ordinary course of business and consistent with past practice (including, without limitation, any Cash Management Obligations related thereto);

(xv)   licenses of, or other grants of rights to use, intellectual property granted by the Company or any Restricted Subsidiary in the ordinary course of business or consistent with industry practice;

(xvi)  contemporaneous purchases and/or sales by (a) the Company or any of its Restricted Subsidiaries and (b) an Affiliate, of assets, Capital Stock, bonds, notes, debentures or other debt securities, and bank loans, participations or similar obligations at substantially the same price;

(xvii)  investments by Affiliates in Indebtedness of the Company or any of its Subsidiaries, so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness, and transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests of the Company or any of its Subsidiaries, to the extent such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally; and

(xviii) any payments or other transaction pursuant to any tax sharing agreement between the  Company and any other Person with which the Company files a consolidated tax return or with  which the Company is part of a consolidated group for tax purposes; provided that (i) such  payments shall not exceed the amount of any such taxes that the Company and its Subsidiaries  would have been required to pay on a separate company basis, or on a consolidated basis as if the  Company had filed a consolidated return on behalf of an affiliated group of which it were the common parent and of which the includable Subsidiaries were members for all applicable tax periods, (ii) payments with respect to the taxable income of Unrestricted Subsidiaries shall be  permitted only to the extent that cash distributions were made by any Unrestricted Subsidiary to  the Company or any Restricted Subsidiary for such purpose and (iii) any such payments shall only  be permitted to the extent they relate to taxes that are paid after the Issue Date (“Consolidated Tax Payments”).

Section 413.     Limitation on Liens.  The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens that secures any Indebtedness, against or upon any property or assets of the Company or any of the Restricted Subsidiaries, whether now owned or hereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits except for Permitted Liens, unless all payments due under this Indenture, the Notes and the Subsidiary Guarantees are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien; provided that if such Indebtedness is by its terms expressly subordinated to the Notes or any Subsidiary Guarantees, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Notes and the Subsidiary Guarantees with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Notes and the Subsidiary Guarantees.

The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding  as a result of fluctuations in the exchange rate of currencies, any Refinancing of such Indebtedness permitted by Section 407 or increases in the value of property securing Indebtedness will not be deemed to be an incurrence of Liens for purposes of this Section 413.

Section 414.    Issuance of Subsidiary Guarantees.  If, on or after the Issue Date, (i) the Company forms or acquires any Domestic Restricted Subsidiary (other than an Excluded Subsidiary) that incurs any Qualifying Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) that, in the aggregate, exceeds $25 million or is a guarantor of any Qualifying Indebtedness incurred or guaranteed by the Company  or another Guarantor, in the aggregate, in excess of $25 million or (ii) any Domestic Restricted Subsidiary (other than an Excluded Subsidiary) that is not a Guarantor incurs any Qualifying Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) that, in the aggregate, exceeds $25 million or guarantees (a “Guarantee”) any Qualifying Indebtedness incurred or guaranteed by the Company or any Guarantor (other than Indebtedness owing to the Company or a Restricted Subsidiary) that, in the aggregate, exceeds $25 million (“Guaranteed Indebtedness”), then the Company shall cause such Domestic Restricted Subsidiary within 30 days to: (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture; and (ii) deliver to the Trustee an Opinion of Counsel (which may contain customary exceptions) that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Restricted Subsidiary, constitutes a valid, binding and enforceable obligation of such Domestic Restricted Subsidiary  and an Officer’s Certificate that all conditions precedent in this Indenture relating to such transaction have been satisfied. Thereafter, such Domestic Restricted Subsidiary  shall be a Guarantor for all purposes of this Indenture.  The Company may cause any other Restricted Subsidiary of the Company to issue a Subsidiary Guarantee and become a Guarantor.

If the Guaranteed Indebtedness is pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with the Subsidiary Guarantee.  If the Guaranteed Indebtedness is subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

Section 415.     Change of Control.  (a)  Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but not including, the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 307).  Notwithstanding the occurrence of a Change of Control, the Company will not be obligated to repurchase the Notes under this Section 415 if it has exercised its right to redeem all the Notes under Section 1009.

(b)     Within 30 days following the date upon which the Change of Control occurs, unless the Company has previously or concurrently mailed or delivered notice electronically or otherwise in accordance with the procedures of DTC, the Company will deliver a written notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.  Such notice will state, among other things,

(1)      that the Change of Control Offer is being made pursuant to this Section 415 and that all Notes tendered and not withdrawn will be accepted for payment;

(2)      the purchase price (including the amount of accrued interest) and the purchase date, which must be no earlier than 15 days nor later than 60 days from the date such notice is mailed or delivered, other than as may be required by law (the “Change of Control Payment Date”);

(3)      that any Note not tendered will continue to accrue interest;

(4)      that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)      that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(6)      that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

(7)      that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

(8)      the circumstances and relevant facts regarding such Change of Control.

On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent, in accordance with Section 401, U.S. dollars in immediately available funds sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officer’s Certificate stating the Notes or portions thereof being purchased by the Company.  Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers’ Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered.  Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof.  As to any Global Notes, Holders will be required to follow the applicable procedures of DTC. For purposes of this Section 415, the Trustee shall act as the Paying Agent.

(c)          The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.  Notwithstanding anything to the contrary contained in this Indenture, a Change of Control Offer by the Company or a third party may be made in advance of a Change of Control and conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. If such a conditional Change of Control Offer is made, the Change of Control Payment Date may be delayed, in the Company’s sole discretion, until such time as such Change of Control shall have occurred, or if such Change of Control shall not have occurred by the applicable Change of Control Payment Date (whether the original Change of Control Payment Date or the Change of Control Payment Date so delayed), then such Change of Control Offer may be rescinded by the Company.

(d)         If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making the Change of Control Offer in lieu of the Company as described in Section 415(c), purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price equal to 101% of the principal amount thereof plus accrued but unpaid interest, if any, to the date of redemption set forth in such notice, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant interest payment date.

(e)          The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws and regulations in connection with the repurchase of Notes pursuant to this Section 415. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 415, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 415 by virtue thereof.

Section 416.     Covenant Suspension.  (a)  Beginning on the date (the “Suspension Date”) that (i) the Notes have an Investment Grade Rating from two or more Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture, and ending on the date (the “Reversion Date”) that the Notes no longer have an Investment Grade Rating from two or more Rating Agencies (such period of time from and including the Suspension Date to but excluding the Reversion Date, the “Suspension Period”), the Company and its Restricted Subsidiaries will not be subject to the covenants listed under Section 407, Section 409, Section 410, Section 411, Section 412, Section 414, and Section 501(a)(ii) (collectively, the “Suspended Covenants”); provided, however, that the Company and its Restricted Subsidiaries will remain subject to the covenants listed under Section 405, Section 408, Section 413, Section 415 and Section 501 (except to the extent set forth in this paragraph).

(b)        During any Suspension Period, the Company’s Board of Directors may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries unless such designation would have complied with Section 409 as if such covenant were in effect during such period (including, for the avoidance of doubt, calculating capacity for such designation as if all transactions consummated during the Suspension Period constituting Restricted Payments utilized capacity under Section 409.

(c)         On the Reversion Date, all Indebtedness incurred and Disqualified Capital Stock and Preferred Stock issued during the Suspension Period by the Company or a Restricted Subsidiary will be classified as having been permitted to be incurred or issued pursuant to clause (5) of the definition of “Permitted Indebtedness.”

(d)         Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 409 will be made as though Section 409 had been in effect prior to, but not during, any Suspension Period.

(e)          For purposes of Section 411, on the Reversion Date, the Net Cash Proceeds amount will be reset to zero.

(f)        In addition, for purposes of Section 412, all agreements and arrangements entered into by the Company and any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period prior to such Reversion Date will be deemed to have been permitted as if entered into on or prior to the Issue Date and for purposes of Section 410, all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been permitted as if existing on the Issue Date.

Notwithstanding the reinstatement of the Suspended Covenants on the Reversion Date, neither (a) the continued existence, on and after the Reversion Date, of facts and circumstances or obligations that occurred, were incurred or otherwise came into existence during a Suspension Period nor (b) the performance thereof, shall constitute a breach of any Suspended Covenant set forth in this Indenture or cause a Default or Event of Default hereunder and the Company and any Subsidiary will be permitted, without causing a Default or Event of Default or breach of any kind under this Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated hereby.

The Trustee will have no obligation to (i) monitor the ratings of the Notes, (ii) independently determine or verify if such events have occurred, (iii) make any determination regarding the impact of actions taken during the Suspension Period on the Company and its Subsidiaries’ future compliance with their covenants or (iv) notify the Holders of any Suspension Date or Reversion Date.  The Company shall give the Trustee written notice of any Suspension Date not later than fifteen Business Days after such Suspension Date has occurred, but failure to so notify the Trustee shall not invalidate any Suspension Period and shall not constitute a Default or Event of Default by the Company.  In the absence of such notice, the Trustee may assume the Suspended Covenants apply and are in full force and effect.  The Company shall give the Trustee written notice of any occurrence of a Reversion Date not later than fifteen Business Days after such Reversion Date, but failure to so notify the Trustee shall not invalidate the occurrence of the Reversion Date and shall not constitute a Default or Event of Default by the Company.  After any such notice of the occurrence of a Reversion Date, the Trustee shall assume the Suspended Covenants apply and are in full force and effect.

ARTICLE V

SUCCESSORS

Section 501.   Merger, Consolidation and Sale of Assets.  (a)  The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person or consummate a Delaware LLC Division (whether or not the Company is the surviving Person or successor, as applicable), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(i)         either (A) the Company shall be the surviving or continuing Person or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or divided or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the assets of the Company and the Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”) (x) shall be a Person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture to this Indenture (in form satisfactory to the Trustee), executed and delivered to the Trustee  the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed;

(ii)        immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by Section 501(a)(i)(B)(y) (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), either (x) the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 407 or (y) the pro forma Consolidated Fixed Charge Coverage Ratio for the Company or such Surviving Entity and its Restricted Subsidiaries would be equal to or greater than the Consolidated Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries immediately prior, and without giving pro forma effect, to such transaction; provided, however, that this clause shall not be effective during any Suspension Period as described under Section 416;

(iii)      immediately after giving effect to such transaction and the assumption contemplated by Section 501(a)(i)(B)(y) (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted or to be released in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

(iv)       the Company or the Surviving Entity shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture  relating to such transaction have been satisfied;

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, which properties and assets, if held by the Company instead of such Restricted Subsidiaries would constitute all or substantially all of the assets of the Company, shall be deemed to be the transfer of all or substantially all of the assets of the Company on a consolidated basis.

Notwithstanding the foregoing clauses (ii) and (iii) of Section 501(a), (1) any Restricted Subsidiary may consolidate with or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Company or any Guarantor; (2) the Company or any Guarantor may consolidate with, merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Company or any Guarantor; (3) the Company may consolidate with or merge with or into or wind up into an Affiliate of the Company solely for the purpose of reincorporating or reorganizing the Company in a state of the United States or the District of Columbia so long as (i) the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby and (ii) the Surviving Entity complies with subclauses (x) and (y) of Section 501(a)(i)(B); (4) the Company or any of its Subsidiaries may be converted into, or reorganized or reconstituted as a limited liability company, limited partnership or corporation in a state of the United States or the District of Columbia; and (5) the Company or a Restricted Subsidiary may change its name.

(b)        No Guarantor (other than any Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of the Subsidiary Guarantee and Indenture in connection with any transaction complying with the provisions of Section 411(a)(i) and Section 411(a)(ii) will, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(i)         if the Guarantor is a Domestic Restricted Subsidiary, the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(ii)       such entity (if other than the Guarantor) shall expressly assume by supplemental indenture to this Indenture to which the Guarantor is a party (in form satisfactory to the Trustee), executed and delivered to the Trustee, the performance of every covenant of the Notes and this Indenture  on the part of such Guarantor to be performed or observed;

(iii)        immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iv)      the Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture that all conditions precedent in this Indenture relating to such transaction have been satisfied.

Notwithstanding the foregoing, (i) any Guarantor may consolidate with or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to another Guarantor or to the Company, (ii) subject to compliance with Section 501(b)(ii) (other than during the Suspension Period), a Guarantor may consolidate or merge with or into or wind up or convert into an Affiliate for the purpose of reincorporating such Guarantor in another state of the United States or the District of Columbia, (iii) subject to compliance with Section 501(b)(ii) (other than during the Suspension Period), a Guarantor may convert into a Person organized or existing under the laws of another state of a the United States or the District of Columbia, (iv) a Guarantor may liquidate or dissolve or change its legal form if the Company determines in good faith that such action is in the best interests of the Company and is not materially disadvantageous to the Holders of the Notes or (v) change its name.

Clauses (ii) and (iii) of Section 501(a) will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and the Restricted Subsidiaries.

Section 502.     Successor Company Substituted.  In accordance with the foregoing, upon any such consolidation, merger, conveyance, lease or any transfer of all or substantially all of the assets of the Company in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor had been named as the Company herein, and thereafter the predecessor corporation will automatically be released and discharged of all further obligations and covenants under this Indenture and the Notes; provided that solely for purposes of computing amounts described in subclause (3) of Section 409(a), any such Surviving Entity shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

ARTICLE VI

REMEDIES

Section 601.      Events of Default.  An “Event of Default” means the occurrence of the following:

(i)         the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(ii)        the failure to pay the principal on any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Excess Proceeds Offer);

(iii)       failure by the Company for 90 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the Notes to comply with any of its obligations, covenants or agreements under Section 405;

(iv)       a default by the Company or any Restricted Subsidiary in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default from the Trustee or the Holders of at least 30% of the outstanding principal amount of the Notes;

(v)        a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default (A) is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a “payment default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, exceeds $75.0 million or more at any time;

(vi)      one or more judgments in an aggregate amount in excess of $75.0 million not covered by adequate insurance (other than self-insurance) shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

(vii)      the Company or any of the Guarantors (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing;

(viii)    a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of the Guarantors in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of the Guarantors, (B) appoint a custodian of the Company or any of the Guarantors or for substantially all of any of their property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(ix)       any Subsidiary Guarantee of a Significant Subsidiary of the Company ceases to be in full force and effect or any Subsidiary Guarantee of such a Significant Subsidiary is declared to be null and void and unenforceable or any Subsidiary Guarantee of such a Significant Subsidiary is found to be invalid or any Guarantor which is a Significant Subsidiary denies its liability under its Subsidiary Guarantee (other than by reason of release of such Guarantor in accordance with the terms of this Indenture).

Section 602.     Acceleration of Maturity; Rescission and Annulment.  If an Event of Default (other than an Event of Default specified in clauses (vii) or (viii) above) shall occur and be continuing, the Trustee or the Holders of at least 30% in principal amount of Outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to the Company (and to the Trustee if given by the Holders) specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. If an Event of Default specified in clauses (vii) or (viii) above occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the then Outstanding Notes by notice to the Company and the Trustee may rescind and cancel such declaration and its consequences:

(i)          if the rescission would not conflict with any judgment or decree;

(ii)        if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration;

(iii)        to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(iv)      if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances and any other sums owing to the Trustee pursuant to Section 707 of this Indenture; and

(v)        in the event of the cure or waiver of an Event of Default of the type described in clauses (vii) or (viii) of Section 601, the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent hereto.

Section 603.     Other Remedies; Collection Suit by Trustee.  If an Event of Default occurs and is continuing, the Trustee may, but is not obligated under this Section 603 to, pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.  If an Event of Default specified in Section 601(i) or 601(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 707.

Section 604.      Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any other obligor upon the Notes, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to each of them for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee and under Section 707 or any other provision of this Indenture, the Notes or the Subsidiary Guarantees.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 605.     Trustee May Enforce Claims Without Possession of Notes.  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 606.     Application of Money Collected.  Any money or property collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:  to the payment of all amounts due the Trustee  under Section 707;

Second:  to the payment in full of the Notes Obligations in respect of the Notes (including the Subsidiary Guarantees) (the amounts so applied to be distributed among the Holders of such Obligations pro rata in accordance with the amounts of the obligations owed to them on the date of such distribution); and

Third:  to the Company or such Guarantor, as applicable, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Section 607.      Limitation on Suits.  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(i)          such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(ii)         Holders of at least 30.0% in principal amount of the total Outstanding Notes have requested the Trustee, in writing, to pursue the remedy;

(iii)        Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(iv)        the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(v)       Holders of a majority in principal amount of the then Outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then Outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability (it being understood that the Trustee does not have an affirmative duty to determine whether any action is prejudicial to any Holder of a Note).

Section 608.      [Reserved].

Section 609.     Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 610.    Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 611.      Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 612.     Control by Holders.  The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee; provided that

(1)          such direction shall not be in conflict with any rule of law or with this Indenture, and

(2)          the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 701, that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee has no duty to determine if any directed action is prejudicial to any Holders of Notes) or that would subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses that may be caused by taking or not taking such action.

Section 613.     Waiver of Past Defaults.  The Holders of a majority in principal amount of the then Outstanding Notes may, by notice to the Trustee, waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any Notes.  In the event of any Event of Default specified in Section 601(v), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

(1)          the Indebtedness or Guarantee that is the basis for such Event of Default has been paid or discharged; or

(2)         Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)          the default that is the basis for such Event of Default has been cured.

Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture.  The Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered, and if requested, provided to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  In case of any such waiver, the Company, any other obligor upon the Notes, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.

Section 614.     Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.  This Section 614 shall not apply to any suit instituted by the Trustee to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10.0% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturity or Interest Payment Dates expressed in such Note.

Section 615.     Waiver of Stay, Extension or Usury Laws.  The Company agrees (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal of (or premium, if any) or interest on the Notes contemplated herein or in the Notes or that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

THE TRUSTEE

Section 701.    Certain Duties and Responsibilities.  (a)  Except during the continuance of an Event of Default actually known to a responsible officer of the Trustee,

(1)         the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)       in the absence of negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolution, statement, instrument, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

(b)         In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)        No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of Section 701(a); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 612.

(d)         No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)         Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 701 and Section 703.

(f)         The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

Section 702.      Notice of Defaults .  If a Default occurs and is continuing and is actually known to the Trustee, the Trustee must mail or deliver within 90 days after it occurs or after the Trustee obtains actual knowledge, to all Holders as their names and addresses appear in the Note Register, notice of such Default hereunder actually known to the Trustee unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of principal of, or premium, if any, or interest on, any Note, the Trustee may withhold notice if it in good faith determines that the withholding of such notice is in the interests of the Holders.  The Trustee will not be deemed to have knowledge of any Defaults or Events of Default unless written notice of a Default or Event of Default has been delivered to and actually received by a Trust Officer of the Trustee at its office specified in this Indenture and such notice references the Notes and this Indenture and states that it is a “Notice of Default.”

Section 703.      Certain Rights of Trustee.  Subject to the provisions of Section 701:

(1)       the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, judgment, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)         any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order thereof, and any resolution of any Person’s board of directors shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate;

(3)          whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may request and, in the absence of bad faith on its part, rely upon an Officer’s Certificate of the Company;

(4)         the Trustee shall be entitled to request and receive written instructions from the Company and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Trustee in accordance with the written direction of the Company;

(5)        the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(6)         the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered, and if requested, provided to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(7)        the Trustee shall not be responsible for nor have any duty to monitor the performance or any action of the Company or any other party to this Indenture, or any of their directors, members, officers, agents, Affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party;

(8)         the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may reasonably see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to reasonably examine the books, records and premises of the Company, during regular business hours and with advance notice to the Company, personally or by agent or attorney, at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(9)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(10)     to the extent permitted by applicable law, the Trustee shall not be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage;

(11)        the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(12)      the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(13)      the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein; and

(14)      the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Section 704.      Not Responsible for Recitals or Issuance of Notes.  The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 705.     May Hold Notes.  The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 708 and Section 713, may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

Section 706.     Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 707.          Compensation and Reimbursement.

(1)         The Company agrees to pay to the Trustee from time to time the reasonable compensation agreed to by the Company in writing for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)        The Company agrees except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses incurred by the Trustee in accordance with any provision of this Indenture or the Notes (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct as determined by a final order of a court of competent jurisdiction; and

(3)         The Company and Guarantors, jointly and severally, agree to indemnify the Trustee and its directors, officers, and employees for, and to hold them harmless against, any loss, liability, action, suit, proceeding at law or in equity, or other expense, fee or charge of any character or nature incurred without negligence or willful misconduct on the Trustee’s part as determined by a final order of a court of competent jurisdiction, arising out of or in connection with the administration of the trust or trusts hereunder, including, without limitation, reasonable attorneys’ fees and expenses, the costs of enforcement of this Indenture (including, without limitation, this Section 707), the Notes or any Subsidiary Guarantee or any provision hereof or thereof and the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder.

The Company need not pay for any settlement made without its consent (which consent shall not be unreasonably withheld).  The provisions of this Section 707 shall survive the repayment of the Notes, the termination of this Indenture or the resignation and removal of the Trustee.

The Trustee shall have a lien prior to the Notes for payment of all amounts due the Trustee under this Section 707 on all money or property held or collected by the Trustee, other than money or property held in trust to pay the principal of and interest on any Notes.  Such lien shall survive the satisfaction and discharge of this Indenture.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs fees, expenses or renders services after the occurrence of a Default specified in clause (vii) or clause (viii) of Section 601, the fees and expenses (including the reasonable fees and expenses of its counsel) are intended to constitute administrative expenses for purposes of priority under any Bankruptcy Code.

Section 708.     Conflicting Interests.  If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall eliminate such interest, apply to the Commission for permission to continue as Trustee with such conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA (to the extent this Indenture has been qualified by the TIA at such time) and this Indenture.  The Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Initial Notes and Additional Notes, or a trustee under any other indenture between the Company and the Trustee.

Section 709.     Corporate Trustee Required; Eligibility.  There shall at all times be one (and only one) Trustee hereunder.  The Trustee shall be a Person that is eligible pursuant to the TIA (to the extent this Indenture has been qualified by the TIA at such time) to act as such and has a combined capital and surplus of at least $50.0 million.  If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 709 and to the extent permitted by the TIA (to the extent this Indenture has been qualified by the TIA at such time), the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 709, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 710.     Resignation and Removal; Appointment of Successor.  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 7 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 711.

The Trustee may resign at any time by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 711 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the Company’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Trustee and to the Company.

If at any time:

(1)          the Trustee shall fail to comply with Section 708 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2)          the Trustee shall cease to be eligible under Section 709 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)        the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee, or (B) subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 711.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 711, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 711, then, subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 110.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding the replacement of the Trustee pursuant to this Section 710, the Company’s obligations under Section 707 shall continue for the benefit of the retiring Trustee.

Section 711.    Acceptance of Appointment by Successor.  In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII.

Section 712.      Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged, sold, transferred or converted or with which it may be consolidated, or any corporation resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee  shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 713.     Preferential Collection of Claims Against the Company.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes) (to the extent this Indenture has been qualified by the TIA at such time), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor) or realizing on certain property received by it in respect of such claims.

Section 714.     Appointment of Authenticating Agent.  The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate such Notes.  Any such appointment shall be evidenced by an instrument in writing signed by a Trust Officer, a copy of which instrument shall be promptly furnished to the Company.  Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent.  An Authenticating Agent has the same rights as any Note Registrar, Paying Agent or agent for service of notices and demands.

ARTICLE VIII

HOLDERS’ LISTS AND REPORTS BY
TRUSTEE AND THE COMPANY

Section 801.     The Company to Furnish Trustee Names and Addresses of Holders.  The Company will furnish or cause to be furnished to the Trustee

(1)       semi-annually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

(2)         at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and to the extent and so long as the Trustee shall be the Note Registrar, no such list need be furnished pursuant to this Section 801.

Section 802.   Preservation of Information; Communications to Holders.  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in Section 801 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar; provided, however, that if and so long as the Trustee shall be the Note Registrar, the Note Register shall satisfy the requirements relating to such list.  None of the Company, any Guarantor or the Trustee or any other Person shall be under any responsibility with regard to the accuracy of such list.  The Trustee may destroy any list furnished to it as provided in Section 801 upon receipt of a new list so furnished.

ARTICLE IX

AMENDMENT, SUPPLEMENT OR WAIVER

Section 901.    Without Consent of Holders.  Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Subsidiary Guarantees for certain specified purposes, including:

(1)         curing ambiguities, omissions, mistakes, defects or inconsistencies;

(2)         providing for the assumption by a successor Person of the obligations of the Company or any Guarantor under this Indenture in accordance with Section 501;

(3)        adding any Guarantor under this Indenture or releasing a Guarantor in accordance with the terms of this Indenture and to provide for any local law restrictions required by the jurisdiction of organization of such Guarantor;

(4)        to conform the text of this Indenture, the Subsidiary Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in the “Description of Notes” of the Offering Memorandum was intended to be a substantially verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees or the Notes, as certified by the Company (as evidenced by an Officer’s Certificate delivered to the Trustee);

(5)         to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of the Holders;

(6)       to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(7)       to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or paying agent thereunder pursuant to the requirements hereof;

(8)         to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(9)         to secure the Notes or any Subsidiary Guarantee; and

(10)        to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture.

Section 902.     With Consent of Holders.  Except as otherwise expressly provided below in this Section 902, the Company, the Trustee and (as applicable) any Guarantor may amend or supplement this Indenture, the Notes and the Subsidiary Guarantees with the written consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes) and the Holders of a majority in aggregate principal amount of the Outstanding Notes by written notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for Notes) may waive any existing Default or Event of Default or compliance by the Company or any Guarantor with any provision of this Indenture, the Notes or any Subsidiary Guarantee.

Notwithstanding the provisions of this Section 902 to the contrary, without the consent of each Holder affected thereby (including consents obtained in connection with a tender offer or exchange offer for Notes), an amendment, supplement or waiver, including a waiver pursuant to Section 613, to the Notes, this Indenture or any Subsidiary Guarantee may not:

(i)          reduce the principal amount of Notes whose Holders must consent to an amendment;

(ii)         reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(iii)        reduce the principal of or change or have the effect of changing the Stated Maturity of any Notes; or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(iv)        make any Notes payable in money other than that stated in the Notes;

(v)         waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(vi)      make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Notes on or after the stated due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the then Outstanding Notes to waive Defaults or Events of Default;

(vii)       amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or, after the consummation or occurrence of any such Change of Control or Asset Sale, modify any of the provisions or definitions with respect thereto;

(viii)      modify or change any provision of this Indenture, the Notes or the Subsidiary Guarantees affecting the ranking of the Notes or any Subsidiary Guarantee in a manner which adversely affects the Holders; or

(ix)        release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

For the avoidance of doubt, no amendment to, or deletion of any of the covenants described under Article IV or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any legal rights of any Holders of the Notes to receive payment of principal of or premium, if any, or interest on the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

It shall not be necessary for the consent of the Holders under this Section 902 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 903.    Execution of Amendments, Supplements or Waivers.  After an amendment, supplement or waiver under this Section 902 becomes effective, the Company shall deliver to the Holders, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or the effectiveness of any such amendment, supplement or waiver.  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities, indemnities or immunities of the Trustee, as the case may be.  If it does, the Trustee  may, but need not, sign it.  In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver is authorized or permitted or complies with this Indenture that all conditions precedent to such amendment, supplement or waiver required by this Indenture have been complied with and that such amendment, supplement or waiver is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.  For the avoidance of doubt, no Officer’s Certificate or Opinion of Counsel shall be required for the execution of this Indenture or a Guarantor Supplemental Indenture on the Issue Date.

Section 904.     Revocation and Effect of Consents.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  Subject to the following paragraph of this Section 904, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note by written notice to the Trustee or the Company, received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officer’s Certificate from the Company certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in Section 108.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes.

Section 905.      [Reserved].

Section 906.     Notation on or Exchange of Notes.  If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (if required by the Company and in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee.  The Trustee shall (if required by the Company and in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

ARTICLE X

REDEMPTION OF NOTES

Section 1001.   Applicability of Article.  The Notes are redeemable at the option of the Company, in whole or in part, before their Stated Maturity in accordance with this Article X.

Section 1002.   [Reserved].

Section 1003.   Election to Redeem; Notice to Trustee.  In case of any redemption of less than all of the Notes, the Company shall, at least two Business Days (but not more than 60 days (except that such notice may be delivered more than 60 days prior to the Redemption Date if the Redemption Date is delayed as provided in Section 1009)), prior to the date on which notice is required to be delivered to Holders pursuant to Section 1005, notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed, but failure to so notify the Trustee shall not invalidate any notice given in accordance with Section 1005 and shall not constitute a Default or Event of Default by the Company.

Section 1004.  Selection by Trustee of Notes to Be Redeemed.  In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, and in the case of Global Notes, in accordance with the procedures of DTC, in integral multiples of $1,000, although no Note of $2,000 in original principal amount or less will be redeemed in part.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of the Notes redeemed or to be redeemed only in part, to the portion of the principal amount of the Notes that has been or is to be redeemed.

Section 1005.   Notice of Redemption.  Subject to the final paragraph of Section 110, notice of redemption or purchase as provided in Section 1001 shall be delivered electronically or, at the Company’s option, mailed by first-class mail, postage prepaid, not less than 10 nor more than 60 days prior to the Redemption Date (except that such notice may be delivered more than 60 days prior to the Redemption Date if such notice is issued in connection with the defeasance of Notes pursuant to Section 1201 or a satisfaction and discharge of this Indenture and the Notes pursuant to Section 1101, or if the Redemption Date is delayed as provided in Section 1009), to each Holder of Notes to be redeemed, with a copy to the Trustee, at such Holder’s address appearing in the Note Register.

Any such notice shall state:

(1)          the expected Redemption Date,

(2)          the redemption price (or the formula by which the redemption price will be determined),

(3)         if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the portion of the respective principal amounts) of the Notes to be redeemed,

(4)        that, on the Redemption Date, the redemption price will become due and payable upon each such Note, and that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest thereon shall cease to accrue from and after said date, and

(5)          the place where such Notes are to be surrendered for payment of the redemption price.

In addition, if such redemption, purchase or notice is subject to satisfaction (or, waiver by the Company in its sole discretion) of one or more conditions precedent, as permitted by Section 1009, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Company’s sole determination, may not be) satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date as so delayed.

The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Notice of any redemption or purchase of Notes hereunder (or the selection of Notes in connection with a partial redemption) to be so redeemed or purchased at the election of the Company shall be given by the Company or, at the Company’s request (made to the Trustee at least two Business Days (or such shorter period as shall be reasonably satisfactory to the Trustee) prior to the requested date of delivery of such notice), by the Trustee in the name and at the expense of the Company.  Any such request will set forth the information to be stated in such notice, as provided by this Section 1005.

The notice if delivered in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 1006.   Deposit of Redemption Price.  On or prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 403) an amount of money sufficient to pay the redemption price of, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date.

Section 1007.   Notes Payable on Redemption Date.  Notice of redemption having been given as provided in this Article X, the Notes so to be redeemed shall (subject to the satisfaction or waiver by the Company of any applicable conditions precedent), on the Redemption Date, become due and payable at the redemption price herein specified and from and after such date (unless the Company shall default in the payment of the redemption price or the Paying Agent is prohibited from paying the redemption price pursuant to the terms of this Indenture) such Notes shall cease to bear interest.  Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid by the Company at the redemption price.  Installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 307.

On and after any Redemption Date, if money sufficient to pay the redemption price of and any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 1006, the Notes (or the portions thereof) called for redemption will cease to accrue interest and the only right of the Holders of such Notes (or portions thereof) will be to receive payment of the redemption price of and, subject to the last sentence of the preceding paragraph, any accrued and unpaid interest on such Notes (or portions thereof) to the Redemption Date.  If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note (or portion thereof).

Section 1008.  Notes Redeemed in Part.  Any Note that is to be redeemed only in part shall be surrendered at the Place of Payment (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or its attorney duly authorized in writing) and the Company shall execute and (upon receipt of an Authentication Order) the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered (or if the Note is a global note, an adjustment shall be made to the schedule attached thereto).

Section 1009.    Optional Redemption.

The Company may redeem the Notes, at its option, in whole at any time, or in part from time to time, on or after October 15, 2027 upon not less than 10 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on October 15 of the year set forth below, plus, in each case, accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date):

Redemption Period Price
2027	103.313%
2028	101.656%
2029 and thereafter	100.000%

In addition, at any time, or from time to time, on or prior to October 15, 2027, the Company may, at its option, use all or any portion of the net cash proceeds of one or more Equity Offerings to redeem up to 40% of the aggregate principal amount of the Notes issued at a redemption price equal to 106.625% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided that at least 60% of the aggregate principal amount of Notes issued remains outstanding immediately after any such redemption.  In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall effect such redemption not more than 180 days after the consummation of any such Equity Offering (disregarding the date of closing of any over-allotment option with respect thereto).

At any time, or from time to time, prior to October 15, 2027, the Notes may also be redeemed in whole or in part, at the Company’s option, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

Notwithstanding the foregoing, in connection with any tender for or other offer to purchase all of the Outstanding Notes, if Holders of not less than 90.0% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in such tender or other offer and the Company, or any other Person making such a tender or other offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, all of the Holders of the Notes will be deemed to have consented to such tender or other offer and accordingly, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all (but not less than all) of the Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender or other offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

Any redemption of Notes may be made upon notice delivered electronically or, at the Company’s option, mailed by first-class mail to each Holder’s registered address in accordance with Section 1005, and, if applicable, the Company should notify the Trustee of such Redemption Date, and the principal amount of Notes to be redeemed in accordance with Section 1003.  The Company may provide in any redemption notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Any redemption of Notes (including in connection with an Equity Offering) or notice thereof may, at the Company’s discretion, be subject to the satisfaction (or, waiver by the Company in its sole discretion) of one or more conditions precedent, which may include consummation of any related Equity Offering or other financing or corporate transaction.  If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Company’s sole determination, may not be) satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed.

ARTICLE XI

SATISFACTION AND DISCHARGE

Section 1101.   Satisfaction and Discharge of Indenture.  The Outstanding Notes and this Indenture shall be discharged and shall cease to be of further effect and the Subsidiary Guarantees will be released (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee on demand of and at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of the Outstanding Notes and this Indenture and the Liens, when

(i)           either

(a)        all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 403) have been cancelled or delivered to the Trustee for cancellation; or

(b)         all such Notes not theretofore cancelled or delivered to the Trustee for cancellation (except lost, stolen or destroyed Notes)

(1)          have become due and payable,

(2)          will become due and payable at their Stated Maturity within one year, or

(3)          are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and

(ii)       the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient (without reinvestment) to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(iii)       the Company and/or the Guarantors have paid all other sums payable under this Indenture, including amounts owing to the Trustee;

(iv)      the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent provided for in this Section 1101 relating to the satisfaction and discharge of this Indenture have been complied with; and

(v)         there exists no Default or Event of Default under this Indenture.

Upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee at least two (2) Business Days prior to the redemption date that confirms that such Applicable Premium Deficit shall be applied toward such redemption.

Notwithstanding the satisfaction and discharge of this Indenture and the Outstanding Notes, (a) the obligations of the Company to the Trustee  under Section 707 and, if money shall have been deposited with the Trustee pursuant to Section 1101(ii), the obligations of the Trustee under Section 1103 shall survive such satisfaction and discharge, and (b) if such satisfaction and discharge is effected through redemption in accordance with Section 1101(i)(b)(3), the provisions of Section 1007 shall survive such satisfaction and discharge, and the other provisions of Article X shall survive such satisfaction and discharge until the Redemption Date shall have occurred.

Section 1102.    [Reserved]

Section 1103.  Application of Trust Money.  Subject to the provisions of the last paragraph of Section 403, all money and/or U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 1101 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE XII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 1201.   The Company’s Option to Effect Legal Defeasance or Covenant Defeasance.  The Company may, at its option, at any time, elect to have terminated the obligations of the Company with respect to Outstanding Notes, this Indenture and the Subsidiary Guarantees and to have terminated all of the obligations of the Guarantors with respect to the Subsidiary Guarantees, in each case, as set forth in this Article XII, and elect to have either Section 1202 or 1203 be applied to all of the Outstanding Notes (the “Defeased Notes”), upon compliance with the conditions set forth below in Section 1204.  Either Section 1202 or Section 1203 may be applied to the Defeased Notes to any Redemption Date or the Stated Maturity of the Notes.

Section 1202. Defeasance and Discharge.  Upon the Company’s exercise under Section 1201 of the option applicable to this Section 1202, the Company shall be deemed to have been released and discharged from its obligations with respect to the Defeased Notes and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the Subsidiary Guarantees on the date the relevant conditions set forth in Section 1204 are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1205 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and the Company, and each of the Guarantors shall be deemed to have satisfied all other obligations under such Notes, Subsidiary Guarantees and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of principal of and premium, if any, and interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Defeased Notes under Sections 304, 305, 306, 402, and 403, (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee  hereunder, including the Trustee’s  rights (and the Company’s obligations) under Section 707, and (d) this Article XII.  If the Company exercises its option under this Section 1202, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.  Subject to compliance with this Article XII, the Company may, at its option and at any time, exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Notes.

Section 1203.   Covenant Defeasance.  Upon the Company’s exercise under Section 1201 of the option applicable to this Section 1203, (a) the Company shall be released from its obligations under any covenant or provision contained in Section 405, Sections 407 through 415, the provisions of clauses (ii), (iii) and (iv) of Section 501(a) and the provisions of Section 501(b) shall not apply, and (b) the occurrence of any event specified in clause (iv), (v) (with respect to Section 405, Sections 407 through 415, inclusive), (vi), (vii), (viii) (with respect to Subsidiaries), (ix) (with respect to Subsidiaries), or (x) of Section 601 shall be deemed not to be or result in an Event of Default, in each case with respect to the Defeased Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants or provisions, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant or provision to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 601, but, except as specified above, the remainder of this Indenture and such Outstanding Notes shall be unaffected thereby.

Section 1204.   Conditions to Legal Defeasance or Covenant Defeasance.  The following shall be the conditions to application of either Section 1202 or Section 1203 to the Outstanding Notes:

(1)         the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, U.S. dollars in immediately available funds or U.S. Government Obligations for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged or a combination thereof, maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and principal and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants or nationally recognized banking or financial advisory firm selected by the Company, expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on all the outstanding Notes on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Notes;

(2)        in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)        in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)          no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)        such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)         the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(7)         The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for in this Section 1204 relating to either the Legal Defeasance under Section 1202 or the Covenant Defeasance under Section 1203, as the case may be, have been complied with.  In rendering such Opinion of Counsel, counsel may rely on an Officer’s Certificate as to compliance with the foregoing clauses (1), (2) and (3) of this Section 1204 or as to any matters of fact.

Upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee at least two (2) Business Days prior to the redemption date that confirms that such Applicable Premium Deficit shall be applied toward such redemption.

Notwithstanding the foregoing, an Opinion of Counsel required by the clause (2) of this Section 1204 with respect to Legal Defeasance need not be delivered if all of the Notes not theretofore delivered to the Paying Agent for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Paying Agent and the Trustee for the giving of notice of redemption by the Paying Agent in the name, and at the expense, of the Company.

Section 1205.   Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.  Subject to the provisions of the last paragraph of Section 403, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or such other Person that would qualify to act as successor trustee under Article VII, collectively and solely for purposes of this Section 1205, the “Trustee”) pursuant to Section 1204 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee and its agents and hold them harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited by the Company pursuant to Section 1204, or the principal, premium, if any, and interest received in respect thereof, other than any such tax, fee or other charge that by law is for the account of the Holders of the Defeased Notes.

Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver to the Company from time to time, upon Company Request, any money or U.S. Government Obligations held by it as provided in Section 1204 that, in the opinion of a nationally recognized accounting or investment banking firm expressed in a written certification thereof to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.  Subject to Article VII, the Trustee shall not incur any liability to any Person by relying on such opinion.

Section 1206.  Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 1202 or 1203, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Guarantors under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 1202 or 1203, as the case may be; provided, however, that if the Company or any Guarantor makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company or Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

Section 1207.   Repayments to the Company.  Subject to applicable abandoned property law, the Trustee shall pay to the Company upon Company Request any money held by it for the payment of principal or interest that remains unclaimed for two years after the Stated Maturity or the Redemption Date, as the case may be.  After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

ARTICLE XIII

SUBSIDIARY GUARANTEES

Section 1301.    Guarantees Generally.

(a)       Guarantee of Each Guarantor.  Each Guarantor, as primary obligor and not merely as surety, hereby jointly and severally, irrevocably and fully and unconditionally Guarantees, on a senior secured basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under this Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Guarantors being herein called the “Subsidiary Guaranteed Obligations”).

The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, but not limited to, any Guarantee by it of any Credit Facility Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

(b)        Further Agreements of Each Guarantor.  (1)  Each Guarantor hereby agrees that (to the fullest extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Indenture, the Notes or the obligations of the Company or any other Guarantor to the Holders or the Trustee  hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a notation concerning its Subsidiary Guarantee is made on any particular Note, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(ii)       Each Guarantor hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 1303) its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Subsidiary Guarantee.  Such Subsidiary Guarantee is a guarantee of payment and not of collection.  Each Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, subject to this Article XIII, (1) the maturity of the obligations guaranteed by its Subsidiary Guarantee may be accelerated as and to the extent provided in Article VI for the purposes of such Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by such Subsidiary Guarantee, and (2) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor in accordance with the terms of this Section 1301 for the purpose of such Subsidiary Guarantee.  Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Subsidiary Guaranteed Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their obligations under their respective Subsidiary Guarantees or under this Indenture.

(iii)        Until terminated in accordance with Section 1303, each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(c)         Each Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall have the right to seek contribution from the Company or any non‑paying Guarantor that has also guaranteed the relevant Subsidiary Guaranteed Obligations in respect of which such payment or distribution is made, so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

(d)          Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Subsidiary Guarantee, and the waiver set forth in Section 1305, are knowingly made in contemplation of such benefits.

(e)          Each Guarantor, pursuant to its Subsidiary Guarantee, also hereby agrees to pay any and all reasonable out-of-pocket expenses (including reasonable counsel fees of one outside counsel (plus one local or specialized counsel, as applicable) and expenses) incurred by the Trustee or the Holders in enforcing any rights relating to its Subsidiary Guarantee under this Section 1301.

Section 1302. Continuing Guarantees.  (a)  Each Subsidiary Guarantee shall be a continuing Guarantee and shall (i) subject to Section 1303, remain in full force and effect until payment in full of the principal amount of all Outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Subsidiary Guaranteed Obligations then due and owing, (ii) be binding upon such Guarantor, and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

(b)         The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced or terminated the obligations of any Guarantor hereunder and under its Subsidiary Guarantee (whether such payment shall have been made by or on behalf of the Company, or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company, or any Guarantor or otherwise, all as though such payment had not been made.

Section 1303.  Release of Subsidiary Guarantees.  Notwithstanding the provisions of Section 1302, Subsidiary Guarantees will be subject to termination and discharge under the circumstances described in this Section 1303.  Any Guarantor will automatically, irrevocably and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) if the Guarantee of the Credit Agreement made by such Guarantor is released, unless such Guarantor has any Qualifying Indebtedness that, in the aggregate, exceeds $25 million outstanding, or remains a guarantor of the Qualifying Indebtedness incurred or guaranteed by the Company or another Guarantor that, in the aggregate, exceeds $25 million; (ii) upon the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation, Delaware LLC Division, dividend, distribution or otherwise) of the Capital Stock of the applicable Guarantor which transaction results in the applicable Guarantor no longer being a Restricted Subsidiary of the Company, provided such sale, disposition, exchange or other transfer does not violate Section 411; (iii) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with Section 408; or (iv) upon the Company’s exercise of its Legal Defeasance option or Covenant Defeasance option as described under Article XII or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.

Upon any such occurrence specified in this Section 1303, the Trustee shall upon receipt of an Officer’s Certificate and Opinion of Counsel, at the Company’s expense, execute any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of the applicable Subsidiary Guarantee.

Section 1304.    [Reserved].

Section 1305.   Waiver of Subrogation.  Each Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Notes and this Indenture or such Guarantor’s obligations under its Subsidiary Guarantee and this Indenture, including any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until this Indenture is discharged and all of the Notes are discharged and paid in full.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.

Section 1306.   Notation Not Required.  Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any such Subsidiary Guarantee or any release, termination or discharge thereof.

Section 1307.   Successors and Assigns of Guarantors.  All covenants and agreements in this Indenture by each Guarantor shall bind its respective successors and assigns, whether so expressed or not.

Section 1308.   Execution and Delivery of Subsidiary Guarantees.  The Company shall cause each Domestic Restricted Subsidiary that is required to become a Guarantor pursuant to Section 414, and each Restricted Subsidiary of the Company that the Company causes to become a Guarantor pursuant to Section 414, to promptly execute and deliver to the Trustee a Guarantor Supplemental Indenture, or a supplemental indenture otherwise in form reasonably satisfactory to the Trustee evidencing its Subsidiary Guarantee on substantially the terms set forth in this Article XIII.  Concurrently therewith, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such Guarantor Supplemental Indenture has been duly authorized or permitted or complies with this Indenture, that all conditions precedent to such Guarantor Supplemental Indenture required by this Indenture have been complied with and that such Guarantor Supplemental Indenture is a valid and binding agreement of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms.

Section 1309.   Notices.  Notice to any Guarantor shall be sufficient if addressed to such Guarantor care of the Company at the address, place and manner provided in Section 109.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

PHINIA INC.

By:	/s/ Gordon Muir
Name:	Gordon Muir
Title:	Vice President and Treasurer

[Signature Page to Indenture]

PHINIA DELPHI USA LLC

By:	/s/ Gordon Muir
Name:	Gordon Muir
Title:	Vice President and Treasurer

PHINIA HOLDINGS USA LLC

By:	/s/ Gordon Muir
Name:	Gordon Muir
Title:	Vice President and Treasurer

PHINIA JERSEY HOLDINGS LLC.

By:	/s/ Gordon Muir
Name:	Gordon Muir
Title:	Vice President and Treasurer

PHINIA USA LLC

By:	/s/ Gordon Muir
Name:	Gordon Muir
Title:	Vice President and Treasurer

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ James Kowalski
Name:	James Kowalski
Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

Form of Note1
(FACE OF NOTE)

PHINIA Inc.

6.625% Senior Notes due 2032

CUSIP No. / ISIN No. [            ]2
No. __________	$ ________

PHINIA Inc., a corporation duly organized and existing under the laws of the state of Delaware (and its successors and assigns, the “Company”), hereby promises to pay to ________________, or its registered assigns, the principal sum of $________________ ([                         ] United States Dollars) [(or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Sections 312 and 313 of the Indenture referred to on the reverse hereof)]3 (the “Principal Amount”) on October 15, 2032.  The Company hereby promises to pay interest semi-annually in arrears on April 15 and October 15 in each year, commencing [         ], 20[  ]4, at the rate of 6.625% per annum (subject to adjustment as provided below), until the Principal Amount is paid or made available for payment. [Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no interest has been paid, from the Issue Date.]5  [Interest on this Note will accrue (or will be deemed to have accrued) from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no such interest has been paid, from __________, ____6.]7  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

1 Insert any applicable legends as provided in Article II of the Indenture.

2 [Rule 144A: 71880KAB7 / US71880KAB70] [Regulation S: U71878AB5 / USU71878AB59]

3 Include only if the Note is issued in global form.

4 April 15, 2025 for the Initial Notes.

5 Include only for Initial Notes.

6 Insert applicable date.

7 Include only for Additional Notes.

Payment of principal of (and premium, if any) and interest on this Note will be made at the Corporate Trust Office of the Trustee, or such other office or agency of the Company maintained for that purpose; provided, however, that at the option of the Company payment of interest may be made through the Paying Agent by wire transfer or immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

PHINIA INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory
Dated:

(REVERSE OF NOTE)

This Note is one of the duly authorized issue of 6.625% Senior Notes due 2032 of the Company (herein called the “Notes”), issued under an Indenture, dated as of September 17, 2024 (the “Indenture,” which term shall have the meaning assigned to it in such instrument), among PHINIA Inc., a Delaware corporation (the “Company”), as issuer, the Guarantors from time to time parties thereto, and U.S. BANK TRUST COMPANY, National Association, in its capacity as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  The terms of the Notes include those stated in the Indenture and Holders are referred to the Indenture for a statement of such terms.  To the maximum extent permitted by law, in the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.  Additional Notes may be issued from time to time under the Indenture and will vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note may hereafter be entitled to certain Subsidiary Guarantees made for the benefit of the Holders.  Reference is made to Article XIII of the Indenture for terms relating to such Subsidiary Guarantees, including the release, termination and discharge thereof.  Neither the Company nor any Guarantor shall be required to make any notation on this Note to reflect any Subsidiary Guarantee or any such release, termination or discharge.

The Notes are redeemable, at the Company’s option, in whole or in part, as provided in the Indenture.

The Indenture provides (as and to the extent set forth therein) that, upon the occurrence after the Issue Date of a Change of Control, each Holder will have the right to require that the Company repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but not including, the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the purchase date); provided, however, that the Company shall not be obligated to repurchase Notes in the event it has exercised its right to redeem all the Notes as provided in the Indenture.

The Company is not required to make scheduled mandatory redemption or sinking fund payments with respect to the Notes; provided, however, that under certain circumstances, the Company may be required to make a Change of Control Offer or an Excess Proceeds Offer.  The Company and its Affiliates may at any time and from time to time purchase Notes in the open market or through privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Company or any such Affiliates may determine.

The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Note or certain restrictive covenants and certain Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and accrued but unpaid interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes at the time Outstanding.  The Indenture also contains provisions requiring the consent of all affected Holders to make certain amendments and to waive compliance by the Company and its Subsidiaries with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 30% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to pursue such remedy in respect of such Event of Default as Trustee and offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

As provided in the Indenture and subject to certain limitations and other provisions therein set forth, (a) the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees, (b) the Notes are issuable only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and (c) the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration, transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration or transfer, the Company, any other obligor in respect of this Note, the Trustee and any agent of any of them may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, any other obligor in respect of this Note, the Trustee nor any such agent shall be affected by notice to the contrary.

No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder of the Company, any Guarantor or any Subsidiary of any thereof, in their respective capacities as such, shall have any liability for any obligation of the Company or any Guarantor under the Notes, the Indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, any such obligation or its creation.  Each Noteholder, by accepting the Notes, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THIS NOTE AND (BY ITS ACCEPTANCE OF THIS NOTE) THE HOLDER HEREOF AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THE INDENTURE, THIS NOTE, OR THE SUBSIDIARY GUARANTEES.

[FORM OF CERTIFICATE OF TRANSFER]

FOR VALUE RECEIVED the undersigned holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

Check One

[ ] (a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

[ ] (b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 313 of the Indenture shall have been satisfied.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to Section 411 or Section 415 of the Indenture, check the box:  [    ].

If you wish to have a portion of this Note purchased by the Company pursuant to Section 411 or Section 415 of the Indenture, state the amount (in principal amount) below:

$

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decreases in Principal Amount of this Global Note	Amount of increases in Principal Amount of this Global Note	Principal amount of this Global Note following such decreases or increases	Signature of authorized signatory of Trustee

EXHIBIT B

Form of Certificate of Beneficial Ownership

On or after [__________], 20[  ]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
535 Griswold Street, Suite 550,
Detroit, MI 48226
Attention:  Global Corporate Trust Services

Re:	PHINIA INC. (the “Company”)

6.625% Senior Notes due 2032 (the “Notes”)

Ladies and Gentlemen:

This letter relates to $________ principal amount of Notes represented by the offshore global note certificate (the “Regulation S Global Note”).  Pursuant to Section 313(3) of the Indenture dated as of September 17, 2024 relating to the Notes (as amended, supplemented, waived or otherwise modified, the “Indenture”), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Regulation S Global Note and (2) we are either (i) a non‑U.S. person to whom the Notes could be transferred in accordance with Rule 903 or 904 of Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Act”) or (ii) a U.S. person who purchased securities in a transaction that did not require registration under the Act.

You, the Company, and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Holder]

By:
Authorized Signature

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended

B-1

EXHIBIT C

Form of Regulation S Certificate

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
535 Griswold Street, Suite 550,
Detroit, MI 48226
Attention:  Global Corporate Trust Services

Re:	PHINIA INC. (the “Company”)

6.625% Senior Notes due 2032 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, we hereby certify as follows:

1.  The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k) of Regulation S under the circumstances described in Rule 902(h)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

2.  Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.  No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable.

4.  The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.  If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before end of the distribution compliance period under Regulation S, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904 of Regulation S.

6.  If the proposed transfer takes place before the end of the distribution compliance period under Regulation S, the beneficial interest in the Notes so transferred will be held immediately thereafter through Euroclear (as defined in such Indenture) or Clearstream (as defined in such Indenture).

7.  We have advised the transferee of the transfer restrictions applicable to the Notes.

C-1

You, the Company, and counsel for the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[NAME OF SELLER]

By:
Name:
Title:
Address:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Date of this Certificate:  _________________, 20__

C-2

EXHIBIT D

Form of Supplemental Indenture in Respect of Subsidiary Guarantee

[         ] SUPPLEMENTAL INDENTURE, dated as of [_________] (this “Supplemental Indenture”), among [name of Guarantor(s)] (the “New Guarantor[s]”), PHINIA Inc. (the “Company”), and U.S. Bank Trust Company, National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore become parties to an Indenture, dated as of September 17, 2024 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of the Notes;

WHEREAS, Section 1308 of the Indenture provides that the Company is required to cause (i) each Restricted Subsidiary that is required to become a Guarantor pursuant to Section 414 of the Indenture and (ii) each Subsidiary of the Company that the Company causes to become a Guarantor pursuant to Section 414 of the Indenture, to execute and deliver to the Trustee  a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee the Subsidiary Guaranteed Obligations pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and in Article XIII of the Indenture;

WHEREAS, [the][each] New Guarantor desires to enter into this Supplemental Indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such New Guarantor is dependent on the financial performance and condition of the Company, the obligations hereunder of which such New Guarantor has guaranteed, and on such New Guarantor’s access to working capital through the Company’s access to borrowings under the Credit Agreement; and

WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor[s], the Company and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.          Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.        Agreement to Guarantee.  [The][Each] New Guarantor hereby agrees, jointly and severally with [all] [any] other existing Guarantors under the Indenture and fully and unconditionally, to guarantee the Subsidiary Guaranteed Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Guarantor.

3.          Termination, Release and Discharge.  [The][Each] New Guarantor’s Subsidiary Guarantee shall terminate and be of no further force or effect, and such New Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guarantee, as and when provided in Section 1303 of the Indenture.

4.           Parties.  Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the][any] New Guarantor’s Subsidiary Guarantee or any provision contained herein or in Article XIII of the Indenture.

5.          Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6.          Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7.          Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

8.          Headings.  The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

9.          The Trustee . In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee does not make any representations as to the validity, execution or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The Trustee does not assume any responsibility for the correctness of the recitals contained herein, which shall be taken as a statement of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NAME OF NEW GUARANTOR(S)], as Guarantor

By:
Name:
Title:

PHINIA INC.

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

EXHIBIT E

Form of Certificate from Acquiring Institutional Accredited Investors

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
535 Griswold Street, Suite 550
Detroit, MI 48226
Fax No.: (313) 963-9428
Attention: Global Corporate Trust Services

Re:	PHINIA INC. (the “Company”)

6.625% Senior Notes due 2032 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount of Notes, we confirm that:

1.          We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of September 17, 2024, relating to the Notes (as amended, supplemented, waived or otherwise modified, the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.          We understand that the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered, sold or otherwise transferred except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Notes within one year after the original issuance of the Notes, we will do so only (A) to the Company, (B) inside the United States to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act, (C) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and in the Indenture.

3.          We understand that, on any proposed transfer of any Notes prior to the later of the original issue date of the Notes and the last date the Notes were held by an affiliate of the Company pursuant to paragraphs 2(C), 2(D) and 2(E) above, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.          We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7), (8), (9) or (12) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are acquiring the Notes for investment purposes and not with a view to, or offer or sale in connection with, any distribution in violation of the Securities Act, and we are each able to bear the economic risk of our or its investment.

E-1

5.          We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You, the Company and counsel to the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

(Name of Transferee)

By:
Authorized Signature

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended

E-2